Exhibit 10.12.1

COMMERCIAL INDUSTRIAL LEASE AGREEMENT

PRINCIPAL LIFE INSURANCE COMPANY, AN IOWA CORPORATION, LANDLORD

AND

CROSSROADS SYSTEMS, INC., A DELAWARE CORPORATION, TENANT

LIST OF DEFINED TERMS

Page No.

Additional Rent	3
Affiliate	24
Building’s Structure	7
Claimant	22
Collateral	30
Construction Management Fee	11
Environmental Laws	28
Event of Default	20
Final Calendar Year	5
Hazardous or Toxic Materials	28
HVAC System	9
Indemnified Parties	24
Landlord’s Mortgagee	23
Law	24
Laws	24
Loss	15
Mortgage	23
Operating Expenses	3
Parking Areas	16
Primary Lease	23
Repair Period	14
Reserved Right	17
Rules and Regulations	16
Sign Requirements	11
Taking	19
Taxes	7
Tenant Parties	24
Tenant Party	24
Transfer	17
UCC	30
Vacation Date	17

Square Feet	37,800
Address:	Stonelake 6
11000 North Mopac Expressway
Suite 100
Austin, TX 78749

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into by PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (“Landlord”), and CROSSROADS SYSTEMS, INC., a Delaware corporation (“Tenant”).  The terms referenced in the Basic Lease Information above are hereby incorporated herein by this reference.

BASIC LEASE INFORMATION

Effective Date:	October 31, 2005

Tenant:	Crossroads Systems, Inc., a Delaware corporation

Tenant’s Address:	Crossroads Systems, Inc.
11000 North Mopac Expressway, Suite 100
Austin, TX 78759

Tenant’s Contact:	John King email/Telephone: jking@crossroads.com /512-928-7100

Landlord:	Principal Life Insurance Company, an Iowa corporation

Landlord’s Address:	PRINCIPAL LIFE INSURANCE COMPANY
801 Grand Ave.
Des Moines, Iowa 50392-1370
Attn: Commercial Real Estate Equities, Central States Region

With a copy to:

Trammell Crow Company
P.O. Box 2176
Austin, Texas 78768-2176
Attn: Property Manager of 4030 West Braker Lane

Payments:	All Rent payments shall be sent to:

Principal Life Insurance Co.
Property 009010
Lockbox 90030111
PO Box 301111
Los Angeles, CA 90030-1111

Building:
The “Building” shall mean the building and improvements located at 11000 North Mopac Expressway in Austin, Travis County, Texas, comprising approximately 108,000 net rentable square feet as described in Exhibit “A” attached to this lease.

Premises:	Approximately 37,800 net rentable square feet as outlined on the plan attached to this Lease as Exhibit “A” and whose street address is 11000 North Mopac Expressway, Suite 100, Austin, TX 78749.

Original Term:
Sixty-six (66) full calendar months (and any partial month, if applicable), commencing on the Commencement Date (as defined below) and ending on the Expiration Date (as defined below) subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:
The EARLIER of (i) March 1, 2006 (“Outside Date”), (ii) the Date of Substantial Completion as set forth in Exhibit B, or (iii) ninety (90) days following the date of the initial local approvals permitting initial construction are issued.  Following the date of the full execution of this Lease and prior to the Commencement Date, provided that Tenant has supplied evidence of Tenant’s insurance to Landlord, Tenant may access the Premises for any reason.  During any such early entry, all provisions of this Lease, except the payment of rental, shall apply.  During any such early entry, Tenant shall coordinate construction efforts with Landlord so as not to interfere with any construction efforts of Landlord.  Under no circumstances shall the Outside Date be delayed due to a delay in Tenant’s initial build out of the Premises.  Notwithstanding the foregoing, the Outside Date may be extended if a delay is the result of Landlord’s delays (e.g., Landlord’s failure to timely approve drawings, failure to permit access or provide necessary information) and Landlord has received notice of any potential delay from Tenant.

Expiration Date:	The last day of the sixty-sixth (66th) full calendar month following the Commencement Date.

Security Deposit:	Forty Three Thousand Ninety Two and 00/100ths Dollars ($43,092.00).

Base Rent:

	Base Rent
Months	PSF/Mo.	Monthly Base Rent
Commencement Date – Month 6	$0.00	$0.00
Months 7 - 18	$0.70	$26,460.00
Months 19 - 42	$0.80	$30,240.00
Months 43 – 66	$0.90	$34,020.00

For purposes of clarification, “Month 6” means the end of the first six full calendar months of the Original Term.
Amount Due on Lease Execution	Initial Monthly Base Rent	$0.00
	Initial Monthly Escrows (subject to adjustment)	$9,072.00
	Security Deposit	$43,092.00
	Total Initial Monthly Payment	$52,164.00

Permitted Use:
Only for general office uses and, to the extent allowable under local zoning ordinances, light manufacturing, assembly, integration, staging and testing of electronic parts in the course of Tenant’s business in keeping with the first-class office/industrial nature of the Building and for no other purpose without Landlord’s prior written consent.  The Premises shall not be used for any use which is disreputable.  No retail sales may be made from the Premises.

Tenant’s Proportionate Share:	The percentage obtained by dividing the net rentable square feet in the Premises by the rentable square feet in the Building, or 35%.

Guarantor:	None.

1.                          PREMISES, TERM, INITIAL IMPROVEMENTS, ACCEPTANCE OF PREMISES.

1.1                      Premises.  Landlord leases to Tenant, and Tenant leases from Landlord, the Premises as more fully depicted on the floor plan attached as Exhibit A-1, subject to the terms and conditions in this Lease (“Premises”).  The Premises are part of the Building located on the real property described on Exhibit A (the “Land”).  All references to “Building” shall individually and collectively refer to all buildings and Parking Areas (herein defined) on the Land, now and during the lease Term (defined below), unless the context otherwise requires.  “Common Areas” will mean all areas, space, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant, and others designated by Landlord using or occupying space in the Building or on the Land to the extent that the Common Areas are not expressly made a part of the Premises, and are made available for the use of all tenants in the Building.  Landlord hereby grants Tenant a non-exclusive right to use the Common Areas during the lease Term in common with others designed by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the restrictions on intended use and the Rules and Regulations (defined below).

1.2                      Term.  The lease Term shall begin on the Commencement Date, and end on the Expiration Date (“Original Term”).  The Original Term, together with any renewals and extensions, shall be referred to collectively as the “Term.”  Following the Commencement Date, Landlord and Tenant shall execute an instrument specifying the Commencement Date and the Expiration Date of the Original Term.

1.3                      Initial Improvements.  If an Exhibit B is attached to this Lease, Tenant shall construct in the Premises the improvements (the “Initial Improvements” as defined in Exhibit B) described on the plans and specifications referenced on Exhibit B.

1.4                      Tenant’s Acceptance of Premises.  By occupying the Premises, Tenant accepts the Premises in its “AS-IS, WHERE IS”, subject to any latent defects of which Tenant notifies Landlord within one year after the Commencement Date with all faults condition as of the date of Tenant’s occupancy; provided that Landlord represents and warrants that as of the Effective Date all existing mechanical, electrical, life safety, plumbing and sprinkler systems (connected to the core) (“Building Systems”) are in good working condition and repair, and in compliance with local building code and other governmental agency requirements including ADA requirements (prior to Tenant’s construction), and except with respect to Landlord’s obligation to perform or pay for any repair or other work as set forth in this Lease.  As of the date of Landlord’s execution of this Lease, Landlord has not received written notice from any governmental entity that the Building or Common Areas are not currently in compliance with any applicable laws.

1.5           Option to Extend.  See Section 2 of the Rider to Lease.

2.                          RENT AND SECURITY DEPOSIT.

2.1                      Rent; No Right of Offset.  The Base Rent, the Additional Rent and all other payments and reimbursements required to be made by Tenant under this Lease, including any sums due under the attached Exhibit B, shall constitute “Rent.”  Tenant shall make each payment of the following items of Rent when due, without prior notice, demand, deduction or offset (except as expressly set forth herein)

2.2                      Base Rent. The first monthly installment of Base Rent, plus the other monthly charges set forth in Section 2.3, shall be due on the date Tenant signs the Lease.  Monthly installments of Base Rent shall then be due within five days after the first day of each calendar month following the Commencement Date.  If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and Additional Rent for each partial month shall be prorated.

2.3                      Additional Rent.  On the same day that Base Rent is due, Tenant shall pay as “Additional Rent” Tenant’s Proportionate Share of all costs incurred in operating and maintaining the Land, Building and Common Areas (collectively “Operating Expenses“).  Tenant also shall pay as “Additional Rent“ Tenant’s Proportionate Share of Taxes (defined in Section 3) and all late fees incurred by Tenant.

2.3.1                    Operating Expenses.

2.3.1.1                      Operating Expenses Inclusions.  Operating Expenses shall include all expenses and disbursements of every kind which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building (including the associated Parking Areas as herein defined) and Land (subject to the exclusions from Operating Expenses set forth in Section 2.3.1.2 below) determined in accordance with GAAP fairly and consistently applied, including, but not limited to, the following: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities which are not billed separately to a tenant of the Building for above-building standard utility consumption; (3) the cost of insurance; (4) the cost of repairs, replacement, property management fees and expenses,  landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided); (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; (6) the cost of any labor-saving or energy-saving device or other equipment installed in the Building or on the Land (which device or equipment is not primarily for the benefit of any particular tenant), amortized over a period together with an amount equal to interest at an amortization rate on the unamortized balance (provided that the annual amortization does not exceed the actual annual cost savings realized), as determined using GAAP consistently applied; (7) alterations, additions, and improvements made by Landlord to comply with Law (defined below), which, if considered to be capital improvements using GAAP consistently applied, shall be amortized over a period together with an amount equal to interest at an amortization rate on the unamortized balance, as determined using GAAP; and (8) wages and salaries of personnel up to and including the level of Property Manager.  Any Operating Expenses which are included in expenses for other areas of Landlord’s business park or properties shall be equitably prorated.

For the purpose of determining Tenant’s Proportionate Share of Operating Expenses, “controllable” Operating Expenses shall not increase by more than five percent (5%) per year on a cumulative and compounded basis (for example, if controllable Operating Expenses are $1.00 / rsf in year one, then they shall not exceed $1.05 in year two, $1.10 in year three, $1.16 in year four and so on).  It is understood and agreed that controllable Operating Expenses shall not include trash removal, utility expenses, taxes, insurance premiums and any other cost beyond the reasonable control of Landlord.  Management fees shall not exceed five percent (5%) of gross revenue.

2.3.1.2                      Operating Expense Exclusions.  Operating Expenses shall not include the following (1) any financing transactions, refinancing fees and  loan costs for interest, fees, amortization, or other payments (including late payment penalties) on loans to Landlord; (2) expenses incurred in leasing or procuring tenants, including but not limited to commissions and brokerage fees (including rental fees); (3) any in-house legal or accounting fees and any legal expenses other than those incurred for the general benefit of the Building’s tenants; (4) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (5) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (6) rents due under ground leases; (7) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Building; (8) expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty or any other costs to the extent covered by insurance; (9) any depreciation allowance or expense; (10) any utilities or other expenses which are separately metered or calculated and charged to Tenant or any other tenant in the Building; (11) costs incurred by Landlord for alterations which are considered new capital improvements or capital replacements (such as a roof replacement) under Generally Accepted Accounting Principles consistently applied, except for items in clauses (6) and (7) in Section 2.3.1.1 above (12) any costs, fines and penalties incurred due to violations by Landlord of any governmental rule or authority in existence on the date of the execution hereof; (13) expenses for the replacement of any item to the extent covered under warranty; (14) cost of repairs necessitated by the Landlord’s negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building construction, materials or equipment, (15) wages and salaries of personnel above the level of Property Manager, (16) costs incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Building, (17) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due, (18) any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date this lease is executed) in or about the Premises, the Building or the Land, existing prior to the Commencement Date or otherwise caused by the negligence or willful misconduct of Landlord, (19) costs arising from Landlord’s charitable or political contributions, (20) costs for the acquisition of sculpture, paintings or other objects of art, (21) any Operating Expenses not billed to Tenant within two (2) years after the expiration of the Operating Year in which such Operating Expenses were incurred, (22) charges for any services provided for the benefit of a tenant of the Building, (23) marketing and advertising expenses incurred with leasing of the Building, (24) cost incurred in connection with upgrading the Building to comply with the current interpretation of disability, life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, including without limitation, the ADA, including penalties or damages incurred due to such non-compliance; (24) off-site overhead, (25) all amounts paid to Affiliates of Landlord for services on or to the Building which are materially in excess of competitive costs for such services; and (26) property management fees in excess of five percent (5%) of gross revenues.

2.3.1.3                      Operating Expense Calculation and Notices.  The initial monthly payments for Operating Expenses shall be calculated by taking 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year (or any portion of a year as determined by Landlord).  The initial monthly payments are estimates only, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for a particular year.  If Landlord fails to give Tenant notice of its estimate of Tenant’s Proportionate Share of Operating Expenses in accordance with this subsection for any calendar year, then Tenant shall continue making Additional Rent payments in accordance with the estimate for the previous calendar year until a new estimate is provided by Landlord.  If during any year Landlord determines in good faith that, because of an unexpected increase in Operating Expenses with evidence provided to Tenant, Landlord’s estimate of Operating Expenses was too low, then Landlord shall have the right, no more than once in a calendar year, to give a new statement of the estimated Proportionate Share of Operating Expenses due from Tenant for the applicable calendar year or the balance of the estimated amount and to bill Tenant for any deficiencies which have accrued during the calendar year or any portion of the year, and Tenant shall then make monthly payments based on the new statement.  Any estimate deficiencies shall be amortized over the remaining monthly payments for such year.  Within a reasonable time after the end of each calendar year and the Expiration Date, Landlord shall prepare and deliver to Tenant a statement certified by an agent of Landlord to be correct to their knowledge (“Final Statement”) showing Tenant’s actual Proportionate Share of Operating Expenses for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (1) that the calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year“) and (2) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year.  Unless Tenant makes written exception to any item within three hundred sixty five (365) days after Landlord furnishes its annual statement of Tenant’s Additional Rent, the statement shall be considered as final and accepted by Tenant.  If Tenant’s total monthly payments of its Proportionate Share for the applicable calendar year are more than Tenant’s actual Proportionate Share of Operating Expenses, then Landlord shall retain the excess and credit the amount in full against Tenant’s future Additional Rent payments as such Additional Rent obligations are incurred.  With respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of all excess payments, less any additional amounts then owed to Landlord within thirty (30) days following the date on which Landlord furnishes a statement of Tenant’s Additional Rent.  If Tenant’s total monthly payments of its Proportionate Share of Operating Expenses for any year are less than Tenant’s actual Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s written request for payment accompanied by the statement.  There shall be no duplication of costs for reimbursements in calculating Operating Expenses.  In the event Landlord receives a refund or credit of Operating Expenses subsequent to the year in which such expense was paid and charged to Operating Expenses, Landlord shall promptly pay to Tenant the amount of such refund or credit to the extent Tenant directly or indirectly was charged for such Operating Expenses during a prior year.  Tenant shall not be required to pay any Operating Expenses prior to the Commencement Date.

Tenant shall have the right to conduct a Tenant's Review, as hereinafter defined, at Tenant's sole cost and expense (including, without limitation, photocopy and delivery charges), upon thirty (30) days' prior written notice to Landlord.  “Tenant's Review” shall mean a review of Landlord's books and records relating to (and only relating to) the Operating Expenses payable by Tenant hereunder for the most recently completed calendar year (as reflected on Landlord's Final Statement) by Tenant or  third party auditor (“Third Party Auditor”) provided that as a condition precedent to any such inspection by a Third Party Auditor, Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such Third Party Auditor, which agreement shall include provisions which state that (i) such Third Party Auditor will not in any manner solicit or agre to represent any other tenant of the Building with respect to an audit or other review of Landlord’s accounting records for the Building, and (ii) such Third Party Auditor shall maintain in strict confidence any and all information obtained in connection with the Tenant Review and shall not disclose such information to any person or entity other than to the management personnel of Tenant.  Tenant must elect to perform a Tenant's Review by written notice of such election received by Landlord within two hundred seventy (270) days following Tenant's receipt of Landlord's Final Statement for the most recently completed calendar year.  In the event that Tenant fails to make such election in the required time and manner required or fails to diligently perform such Tenant's Review to completion, then Landlord's calculation of Operating Expenses shall be final and binding on Tenant.   Tenant hereby acknowledges and agrees that even if it has elected to conduct a Tenant's Review, Tenant shall nonetheless pay all Tax Operating Expense and Expense Operating Expense payments to Landlord, subject to readjustment.  Tenant further acknowledges that Landlord's books and records relating to the Building may not be copied in any manner, are confidential, and may only be reviewed at a location reasonably designated by Landlord; but Landlord will make such records available within the metropolitan area in which the Premises is located.  Tenant shall provide to Landlord a copy of Tenant's Review as soon as reasonably possible after the date of such Review.  If Tenant's Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant's Review, then Tenant and Landlord shall jointly appoint an auditor to conduct a review (“Independent Review”), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant, provided that such Independent Review must address all issues raised by the Tenant’s Review.  If the Independent Review results in a reimbursement owing to Tenant equal to five percent (5%) or more of the amounts reflected in the Final Statement, the costs of the Tenant’s Review and Independent Review shall be paid by Landlord, but otherwise Tenant shall pay the costs of Tenant's Review and the Independent Review.  Under no circumstances shall Tenant conduct a review of Landlord's books and records whereby the auditor operates on a contingency fee or similar payment arrangement.  Any such reviewer must sign a commercially reasonable non-disclosure, non-solicitation, and confidentiality agreement.  Landlord will promptly pay to Tenant any overpayment disclosed by the Tenant’s Review, or, if disputed, by the subsequent Independent Review.

2.3.1.4                      Grossed-Up Operating Expenses.  If during any year the Building is less than one hundred percent (100%) occupied, then, for purposes of calculating Tenant’s Proportionate Share of Operating Expenses for that year, the amount of Operating expenses that fluctuates with Building occupancy shall be “grossed-up” to the amount which, in Landlord’s reasonable estimation, it would have been had the Building been one hundred percent (100%) occupied for that entire year. In the event that Landlord, in calculating the Operating Expenses of the Building, “grosses-up” the Operating Expenses that fluctuate with Building occupancy incurred during the year in question, then Landlord agrees that the “gross-up” of Expenses shall be limited to Operating Expenses that fluctuate with Building occupancy and the following items of Operating Expenses shall not be adjusted in the “gross-up” calculation:  (1) Taxes, (2) amortized capital improvements costs, (3) insurance premiums, (4) landscaping expenses, and (5) any other fixed-cost items that are not subject to fluctuation based on occupancy.  Notwithstanding the foregoing, Landlord shall not recover as Operating Expenses more than 100% of the Operating Expenses actually paid by Landlord.

2.3.2                    Late Fee. If any Rent or other payment required of Tenant under this Lease is not paid within five (5) days of when due, Landlord may charge Tenant, and Tenant shall pay upon demand, a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency; provided, however, Tenant shall be entitled to written notice and a five (5) day cure period on one (1) occasion during any twelve (12) month period before such late fee is assessed.  All such fees shall be Additional Rent.

2.4                       Initial Monthly Rent.  The amounts of the initial monthly Base Rent and Additional Rent for Tenant’s Proportionate Share of Operating Expenses and Taxes are set forth in the Summary of Lease Terms.

2.5                       Security Deposit.  Tenant shall deposit the Security Deposit with Landlord on the date this Lease is executed by Tenant, which shall be held by Landlord to secure Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below).  Landlord may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations under this Lease, to reimburse Landlord for performing any such obligations or to compensate Landlord for its damages arising from Tenant's failure to perform its obligations, without prejudice to any of Landlord’s other remedies.  If so used, Tenant shall, upon request, pay Landlord an amount that will restore the Security Deposit to its original amount. Landlord also may require Tenant to provide Landlord with an additional amount to be held as part of the Security Deposit if Tenant exercises its expansion option hereunder.  The Security Deposit shall be Landlord’s property. Tenant shall not be entitled to interest on any security deposit amount and Landlord may commingle such Security Deposit with any other of its funds.  Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited with Landlord as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance.  The unused portion of the Security Deposit, along with a list of deductions, will be returned to Tenant within  forty-five (45) days after the Expiration Date, provided that Tenant has fully and timely performed its obligations under this Lease or cured any deficiencies at that time.

3.                          TAXES

3.1                       Real Property Taxes.  The term “Taxes“ shall include all taxes, assessments and governmental charges that accrue against the Premises, the Land, and the Building, whether federal, state, county, or municipal, and whether imposed by taxing or management districts or authorities presently existing or hereafter created.  Landlord shall pay the Taxes, and Tenant shall pay Landlord for Tenant's Proportionate Share of the Taxes.  If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent; or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon the Rent; then all such taxes, assessments, levies or charges, or any part so measured or based, shall be included within the term “Taxes.”  If the Building is occupied by more than one tenant and the cost of any improvements constructed in the Premises for Tenant is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, then Landlord may require that Tenant pay the amount of additional Taxes directly attributable to such improvements (but only as evidenced by correspondence or other documentation with the taxing authority attributing additional Taxes to Tenant’s improvements, which evidence shall be provided to Tenant) in addition to its Proportionate Share of other Taxes.  In determining whether the cost of any improvements constructed in the Premises for Tenant is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, factors shall consist of  the following:  (1) percentage of office finish of the Premises, (2) levels of office finish,  (3) parking, (4) and other differing and distinguishing factors between the improvements constructed in the Tenant's Premises and the improvements constructed in the premises of other tenants.

3.2                       Personal Property Taxes.  Tenant shall before delinquency pay all taxes and assessments levied or assessed against any personal property, trade fixtures or alterations placed in or about the Premises; and upon Landlord's request, deliver to it receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that the taxes have been paid.  If any such taxes are levied or assessed against Landlord or its property, and (1) Landlord pays them or (2) the assessed value of Landlord’s property is increased and Landlord pays the increased taxes, then Tenant shall pay to Landlord the amount of all such taxes within ten (10) days after Landlord’s request for payment.  All such amounts shall bear interest from the date paid by Landlord to the applicable taxing authority until reimbursed by Tenant at the rate set forth in Section 24.13.

4.                          LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS.  This Lease is intended to be a net lease; accordingly, Landlord’s maintenance obligations during the Term as may be extended shall consist of only the replacement and repair of the Building’s roof, maintenance and repair of the foundation, any common areas, including but not limited to the elevators, lobbies and restrooms, maintenance of the Land (including but not limited to the maintenance and replacement of landscaping, Parking Areas, and sidewalks), portions of systems servicing the Building to the extent not exclusively servicing the Premises, and maintenance of the structural members of the exterior walls (collectively the “Building’s Structure and Common Areas“) and shall operate the Building consistent with similar first class office/industrial buildings within a ten (10) mile radius of the Building.  Landlord shall be responsible for ensuring that the Building’s Structure and Common Areas comply with local building code and other governmental agency requirements including ADA requirements (unless caused to be out of compliance by the initial or any subsequent Tenant alterations).  Landlord shall not be responsible for:  (1) any non-routine or latent maintenance until Tenant delivers to Landlord written notice of the need for maintenance, (2) such alterations to the Building’s Structure and Common Areas required by Law because of Tenant’s particular use of all or a portion of the Premises as opposed to use for normal and customary business office or assembly operations (all alterations shall be performed by Tenant), or (3) repairs to skylights, windows, glass or plate glass, doors, special storefronts or office entries, all of which shall be maintained by Tenant. Except for maintaining the Building's Structure and Common Areas, Landlord shall not be required to maintain or repair at Landlord's expense any other portion of the Premises.  LANDLORD’S LIABILITY FOR ANY DEFECTS, REPAIRS, REPLACEMENT OR MAINTENANCE FOR WHICH LANDLORD IS RESPONSIBLE UNDER THIS LEASE SHALL BE LIMITED TO THE COST OF PERFORMING SUCH WORK.  Tenant shall give Landlord notice of any repairs as may be required hereunder and Landlord shall proceed to promptly make such repairs, subject to weather conditions and other reasonable factors.

Subject to the provisions contained herein relating to force majeure, condemnation, and casualty, and provided further that Tenant is not then if default, Tenant shall have the following self help rights to perform Landlord’s duties under the Lease:

(a)  Emergency.  If there is an emergency that threatens person or property and requires immediate intervention to prevent further loss, then Tenant may only take such measures as are reasonably necessary to prevent further loss and stabilize the emergency.  Tenant shall use commercially reasonable efforts to inform Landlord of such emergency as soon as possible.  If so directed by Landlord during the emergency situation, Tenant shall cease its self help activities, provided that Landlord promptly takes curative action to prevent further loss.

(b)  Non-Emergency. In the event that Landlord fails to make any repairs to the Building or Premises or otherwise fails to comply with any other obligation under this Lease, and such failure materially and adversely affects Tenant’s ability to do business from the Premises, Tenant shall provide written notice to Landlord, specifying the failure and required action.  Landlord shall cure such default within ten (10) business days after receipt of such notice (provided that if such failure cannot be cured within ten (10) business days, then such longer period as may reasonably be required provided that Landlord proceeds diligently to cure such failure).  In the event that Landlord fails to make the applicable repairs in the specified time period, then Tenant shall provide a second written notice to Landlord, which notice shall describe the work that Tenant intends to undertake and the estimated cost of such work, to the extent practical.  In the event that Landlord fails to commence applicable repairs within five (5) business days following receipt of the second notice, Tenant may proceed to make the repairs that Landlord failed to make.  Notwithstanding the foregoing, Tenant shall not make any such repairs in the event that prior to any such repairs Landlord gives to Tenant written notice of the legitimate business reasons (other than lack of funds) as to why Landlord is not willing to make such repairs in the time requested by Tenant, provided that such failure does not materially and adversely affect Tenant’s ability to do business from the Premises or the first class office/industrial appearance of the Building and Common Areas.  By way of example and not by limitation, it may be more effective for Landlord to make certain non-emergency repairs during warmer months of the year.

(c)  Standard.  All repairs by Tenant shall be made in a good and workmanlike manner, and otherwise in accordance with the terms and conditions of this Lease (except for provisions requiring Landlord’s consent).

(d)  Reimbursement.  Landlord shall reimburse to Tenant the reasonable (taking into consideration the exigencies of the activity) cost of such activities within thirty (30) days following the date of Landlord’s receipt of fully paid invoices, lien waivers (if applicable) and such other information and documentation as Landlord may reasonably require,at Landlord’s expense.  In the event Landlord fails to timely reimburse Tenant for such properly documented cost, then Tenant may deduct such amounts from Rent next due.

(e)  Exclusive Remedy.  Tenant’s self help rights set forth this section are Tenant’s sole and exclusive remedy and in lieu of any other rights or remedies that may be available to Tenant under this Lease, at law or in equity.

5.                          TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS

5.1                       Tenant’s Maintenance of the Premises. Tenant shall maintain all parts of the Premises except for maintenance work for which Landlord is expressly responsible for under Section 4 in good condition and shall promptly make all necessary repairs and replacements to the Premises, unless delayed by Landlord pursuant to Section 6.  All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner acceptable in all respects to Landlord, and in accordance with Landlord's standards applicable to alterations or improvements performed by Tenant.  Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and Common Areas and/or the Building Systems except and to the extent required because of Tenant’s use of all or a portion of the Premises for other than normal and customary business office operations and/or to the extent required because of Tenant’s installation of improvements or alterations which do not constitute customary business office improvements.

5.2                       Tenant’s Repair. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by any failure by Tenant to perform obligations under this Lease, unless delayed by Landlord pursuant to Section 6.  Tenant and any Tenant Party shall use commercially reasonable efforts not do anything in performing any repairs that would inhibit or prevent other tenants' use and enjoyment of the Common Areas.

5.3                       HVAC System. Landlord shall deliver the HVAC System, as hereinafter defined, as well as the Building Systems servicing the Premises, to Tenant in good working order and repair, and Landlord shall pay for any costs over Five Hundred Dollars ($500.00) per occurrence, of all parts and labor for repairs to the HVAC System and replacements thereof necessitated by ordinary wear and tear for a period of twelve (12) months following the Commencement Date (provided that (i) Landlord pre-approves in writing any applicable repair or replacement, which approval shall not be unreasonably withheld or delayed, and (ii) to the extent the repair or replacement was not necessitated by Tenant’s failure to maintain or negligence).  After the initial twelve (12) month period, Tenant shall be responsible for the cost of any repairs to the HVAC system and Tenant shall maintain, the heating, air conditioning, and ventilation equipment and system and the hot water equipment (collectively the “HVAC System“) in good repair and condition and in accordance with Law and with the equipment manufacturers’ suggested operation/maintenance service program.  Such obligation shall include the replacement of all equipment necessary to maintain the HVAC System servicing the Premises in good working order.  Within thirty (30) days after the Commencement Date, Tenant shall deliver to Landlord copies of contracts entered into by Tenant for regularly scheduled preventive maintenance and service contracts for the HVAC System, each contract in a form and substance and with a contractor reasonably acceptable to Landlord.  At least fourteen (14) days before the Expiration Date, the earlier termination of this Lease, or the termination of Tenant's right to possess the Premises, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the HVAC System is then in good repair and working order.  Landlord shall provide Tenant with reasonable access to the HVAC System 24X7X365 so that Tenant may control and use the HVAC as desired at all times.  The HVAC System shall be dedicated to Tenant and not shared with any other tenant in the Building.

Notwithstanding the foregoing to the contrary, provided Tenant enters into a regularly scheduled preventative maintenance and service contract for the HVAC System with a reputable HVAC contractor pursuant to the provisions of this Section 5.3, if at any time during the Term the HVAC unit serving the Premises requires replacement or a repair in excess of $3,000 for the repair project (as recommended by the contractor approved by Landlord and Tenant) and such need for replacement or applicable repair is due to ordinary wear and tear (and not to the extent due to any misuse or abuse of the unit by Tenant or failure of Tenant to properly maintain the unit), then the cost of such replacement or applicable repair shall be amortized over the useful life of the unit in accordance with GAAP and Tenant shall only be required to pay that portion of the cost applicable to the Term (as may be extended).  Landlord must pre-approve, in writing, any such replacement, repair or improvement, which such approval shall not be unreasonably withheld or delayed.  Except as set forth above, Tenant shall be liable for any additional or other repairs or replacements of the HVAC System during the Term.

5.4                       Landlord’s Optional Performance of Tenant’s Obligations. Landlord has the right, but not the obligation, to perform or provide any maintenance, repairs or replacements to be performed by Tenant under Section 5 and to provide any utility service that Tenant is required to provide under Section 8 below, upon ten (10) days prior written notice to Tenant.  If Tenant fails to perform or provide any maintenance, repairs or replacements to be performed by Tenant under Section 5 or to provide any utility service which Tenant is required to provide under Section 8 below and such failure is not attributable to Landlord under Section 6, and should Landlord elect to do so after the notice period set forth in the preceding sentence, then Tenant shall reimburse Landlord for all out of pocket expenses and costs incurred by Landlord in performing Tenant's obligations plus an additional five percent of such amount to compensate Landlord for the overhead and administrative costs relating to the performance of all such obligations.  All such amounts owing pursuant to this Section 5 shall be deemed Rent under this Lease, which Tenant shall pay Landlord within ten (10) days after Landlord's request for payment.

6.                          ALTERATIONS BY TENANT.

6.1                       No Tenant Alterations.  Tenant shall not make any changes, modifications, alterations, additions or improvements to the Premises, or install any heat or cold generating equipment, or other equipment, machinery or devices in the Premises or any other part of the Building without the prior written consent of Landlord.  Notwithstanding the foregoing, Tenant may install heat generating equipment, environmental chambers, machinery and related devices as part of its assembly, integration, testing, staging and light manufacturing of electronics, as well as one or more microwaves, a refrigerator, gas grill (on the exterior deck/patio to be approved as part of the Space Plans) and related items in the Premises, provided that Tenant removes the same upon the expiration or sooner termination of this Lease and repairs any damage caused by installation, use or removal.  In addition to foregoing, provided that (i) Tenant is not then in default beyond any applicable notice and grace period, (ii) Tenant’s provides prior written notice to Landlord of the proposed work, (iii) Tenant complies with all laws, insurance requirements and lien covenants, (iv) the proposed work does not adversely affect the Building’s structure or the electrical, mechanical, plumbing, or life/safety systems of the Building, and (v) no building permit (or similar permit) is required, and (vi) the aggregate (per project) cost of such work does not exceed $25,000.00, then Landlord’s consent shall not be required.

6.2                       Requirements for Landlord’s Written Consent. If Landlord’s consent is required hereunder, Landlord shall not be required to notify Tenant of whether it consents to any Tenant alterations until it has received plans and specifications (if required) which are reasonably detailed to allow construction of the work depicted in them to be performed in a good and workmanlike manner, and Landlord has had a reasonable opportunity to review them, which shall not exceed ten (10) days.  If Landlord disapproves any alterations, Landlord shall provide Landlord’s reasons for disapproval.  Without in any way limiting Landlord's rights to refuse its consent to Tenant's proposed alterations, if Landlord consents in writing to Tenant's proposed alterations, then Landlord's consent shall be conditioned without limitation on all of the following: (1) Landlord's reasonable approval of the contractor making the alterations and approving each contractor's insurance coverage provided in connection with the alterations, (2) Landlord's supervision of the installation, (3) Landlord's reasonable approval of final plans and specifications for the alterations, (4) the appropriate governmental agency, if any, having final and complete plans and specifications for such work, and (5) whether any alterations to the Premises, or installations of any equipment would do any of the following:  (i) adversely affect structural or load bearing portions of the Premises or the Building, (ii) result in a material increase of electrical usage above the normal type of amount of electrical current to be provided by Landlord, (iii) result in a material increase of Tenant's use of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect the exterior appearance of the Building, or (vi), violate any provision in Sections 13 or 26 of this Lease or Exhibit B, attached hereto.  If the alterations will affect the Building’s Structure and Common Areas, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications must be prepared by a licensed engineer.  Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted in them will comply with any applicable Law (defined below) or be adequate for any purpose, but shall merely be Landlord’s consent to Tenant's installation of the alterations.  Landlord shall have the right, but not the obligation, to periodically inspect the work in the Premises and may require changes in the method or quality of the work if Tenant has not complied with the provisions hereof.  If Landlord's consent is granted, any such Alterations shall be made at Tenant's sole cost and expense.

6.3                       Tenant’s Obligations. Upon completion of any Alteration, Tenant shall deliver to Landlord accurate, reproducible “as-built” plans.  If Tenant has not delivered to Landlord the as-built drawings within thirty (30) days of completion of the alterations, Landlord may contract for production of as-built drawings at Tenant's sole cost and expense by providing Tenant five (5) days written notice of Landlord’s intent to contract for such drawings.  Tenant shall reimburse Landlord for such costs within ten (10) days of Landlord's request for payment.  All work performed by Tenant in the Premises, including work relating to the alterations or their repair, shall be performed in a good and workmanlike manner in accordance with Law (defined below) and with Landlord's and Landlord's insurance carriers' specifications and requirements as provided to Tenant.

6.4                       Ownership of Alterations. Upon the Expiration Date or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in good order and condition, except for:  (1) ordinary wear and tear, (2) damage that Landlord has the obligation to repair under the terms of this Lease, (3) all changes, modifications, alterations, additions or improvements that Tenant does not have the obligation to remove under the terms of this Section 6.4, and (4) damage by casualty.  Except as provided below, all changes, modifications, alterations, additions or improvements and property at the Premises (including wall to wall carpeting, paneling or other wall covering and any other surface material attached to or affixed to the floor, wall or ceiling of the Premises) will remain in and be surrendered with the Premises upon the Expiration Date or earlier termination of this Lease, and Tenant waives all rights to any payment, reimbursement or compensation for the property that must remain at the Premises in accordance with this subsection.  Tenant must, however, remove from the Premises prior to the Expiration Date or earlier termination of this Lease any changes, modifications, alterations, additions or improvements that Landlord has designated for removal at the time of Landlord's written approval of such changes, modifications, alterations, additions or improvements.  Subject to the foregoing, Landlord shall notify Tenant of any items that will need to be removed prior to or immediately following the Joint Inspection set forth in Section 17.1 below.  Notwithstanding the foregoing, Landlord shall only be able to require removal of Tenant alterations which would materially add to Landlord’s demolition costs of usual office tenant improvements.  Tenant shall not be required to remove from the Premises any of the changes, modifications, alterations, additions or improvements that are contemplated in Exhibit “B” or those that do not require Landlord's approval.  Tenant must promptly repair any damage to the Premises caused by its removal of personal property, changes, modifications, alterations, additions or improvements.

6.5                       Trade Fixtures. Tenant may erect shelves, bins, partitions, movable fixtures, machinery, communications equipment, manufacturing devices, environmental chambers, and other trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises.  Such items shall remain the property of Tenant. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord’s property when installed and remaining in the Premises on the Expiration Date.

6.6                       Construction Management Fee.  In connection with any such Alteration requiring Landlord approval above, Tenant shall pay to Landlord a “Construction Management Fee“ of five percent of all costs incurred for such work.

6.7                       Existing Furniture.  Landlord shall convey via a quit claim bill of sale any rights that Landlord has in any furniture within the Premises as of the Commencement Date.  Landlord shall use commercially reasonable efforts to obtain the furniture from the existing tenant within the Premises.

7.                          SIGNS

7.1                       Premises’ Exterior. Tenant shall not without Landlord's prior written consent (1) make any changes to the exterior of the Premises or the Building, (2) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, (3) erect or install any signs, windows, blinds, draperies, window treatments, bars, security installations, or door lettering, decals, window or glass-front stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises. As to (3) only, such consent shall not be unreasonably withheld, delayed or conditioned.  Subject to Tenant complying with all applicable Laws, Landlord hereby consents to the exterior door and exterior deck area to be built as described in the Space Plan referenced in the Work Letter attached hereto.

7.2                       Requirements for Landlord’s Written Consent.  Landlord shall not be required to notify Tenant in writing of whether it consents to any sign until Landlord (1) has received detailed, to-scale drawings specifying the design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them.  Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent.

7.3                       Sign Requirements. Landlord’s signs and lettering requirements are reflected in Exhibit E, if applicable.  Tenant shall erect any signs in accordance with the plans and specifications, in a good and workmanlike manner, in accordance with all Laws and architectural guidelines in effect for the area in which the Building is located and will obtain all requisite governmental approvals (the “Sign Requirements“), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the sign in a good, clean, and safe condition in accordance with the Sign Requirements.

7.4                       Sign Removal. After the Expiration Date or earlier termination of this Lease or after Tenant's right to possess the Premises has been terminated pursuant to Section 20, Landlord may require that Tenant remove the sign by delivering to Tenant written notice within thirty (30) days after the termination of the Lease.  If Landlord so requests, Tenant shall within ten (10) days after Tenant's receipt of the notice remove the sign, repair all damage caused by the sign and its installation and removal, and restore the Building to its condition before the installation of the sign including, but not limited to, making the following restoration and repair work:  hole punching, electrical work, and repair of Building exterior discoloration or fading made noticeable by removal of the signage. If Tenant fails timely to remove the sign and perform the repair work, Landlord may, without compensation to Tenant, (1) use the sign, or (2) at Tenant's expense, remove the sign, perform the related restoration and repair work, and dispose of the sign in any manner Landlord deems appropriate.

8.                         SERVICES AND UTILITIES. Landlord shall provide roving attendant service for the entire business park of which the Building is a part, such attendant shall be on duty generally during evening and early morning hours.  Landlord shall provide a controlled access system for the Building which enables 24X7X365 access to the Premises by Tenant, subject to reasonable rules and regulations for after hours entry.  Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and similar charges pertaining to Tenant’s use of the Premises.  Tenant shall heat the Premises as necessary to prevent any freeze damage to the Premises or any portion.  Tenant's use of electric current shall at no time exceed the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises.  Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service, in which case the amount separately billed to Tenant for Building standard utility service shall not be duplicated in Tenant’s obligation to pay Additional Rent under Section 2.3. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utilities or other services to the Premises except as set forth below.  Any interruption or failure in any utility or service shall not be construed as an eviction, constructive or actual of Tenant or as a breach of the implied warranty of suitability, and shall not relieve Tenant from the obligation to perform any covenant or agreement under this Lease.  In no event shall Landlord be liable for damage to persons or property, including, without limitation, business interruption, damages, or shall Landlord be in default under this Lease, as a result of any such interruption or failure.  All amounts due from Tenant under this Section 8 shall be payable within ten (10) days after Landlord’s request for payment.  Notwithstanding the foregoing, in the event such interruption of services described in this Section 8 (and results from causes within Landlord’s reasonable control, and is not due to Tenant’s negligence, the act of a third party not acting on behalf of Landlord, or force majuere) and continues for more than five (5) consecutive days following written notice to Landlord, and results in the denial or otherwise renders impractical the intended use of substantially all of the Premises (such as loss of electricity or high speed data access) then Tenant shall receive a Base Rent abatement for each day thereafter until the service is restored, unless and to the extent Tenant is able to collect insurance proceeds for such interruption.  In the event of damage from casualty, Section 11 below shall apply.

9.                          INSURANCE .  Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

9.1                       Commercial General Liability Insurance. Commercial general liability insurance naming the Landlord, Landlord's Mortgagee (defined below), and Property Manager as additional insureds and loss payees against any and all claims for bodily and property damage occurring in or about the Premises arising from or in connection with Tenant’s use or occupancy of the Premises. The insurance policy or policies shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000).  If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement.  The liability insurance shall be primary and not “contributing to” any insurance available to Landlord, and Landlord’s insurance shall be in excess of all of Tenant's insurance.  In no event shall the limits of Tenant's insurance limit its liability under this Lease.  Tenant shall also keep in force business interruption and/or business income insurance covering, among other things, the payment of Tenant’s continuing rental expenses for a period of up to twelve (12) months that may occur as a result of loss or damage to the Building caused by an insured peril; this policy or policies must name Tenant as insured and must also name Landlord, Property Manager and Landlord's Mortgagees (defined below) as additional insureds (endorsement form CG 2026 1185, or its equivalent) and loss payees, and must contain a mortgagee clause in favor of Landlord's designated mortgagees.  Tenant shall also keep in force all other insurance that Landlord deems necessary and prudent or that is required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises, the Building, or the Land, provided that in no event shall Tenant be required to keep in force any other insurance which similarly situated tenants are not generally required to keep in force.

9.2                       Property Insurance. Property insurance insuring: 1) all fixtures, alterations, additions, partitions, improvements and equipment installed in the Premises, 2) trade fixtures, 3) inventory, and 4) personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk), including coverage for flood, earthquake and damages from any boiler and machinery, if applicable.  The insurance shall be written on a replacement cost basis in an amount equal to one hundred percent of the full replacement value of the aggregate of the foregoing.

9.3                       Workers’ Compensation Insurance. Workers’ compensation insurance in accordance with the Laws of the State of Texas and employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00).  The worker’s compensation insurance must include an all-states endorsement.

9.4                       Standard of Tenant’s Insurance. Each policy required to be maintained by Tenant shall be with companies rated A-VIII or better in the most current issue of Best’s Insurance Reports and will contain endorsements that (1) such insurance may not lapse with respect to Landlord or its Property Manager or be canceled or amended with respect to Landlord or its Property Manager without the insurance company's giving Landlord and its Property Manager at least thirty (30) days prior written notice of every cancellation or amendment, (2) Tenant shall be solely responsible for payment of premiums, (3) in the event of payment of any loss covered by any policy, Landlord or Landlord's designees shall be paid first by the insurance company for Landlord's loss and Tenant's insurance shall be primary in the event of overlapping coverage with insurance which may be carried by Landlord.  Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the United States.  Any deductible amounts under any required insurance policies shall not exceed $10,000.  Tenant shall deliver to Landlord duplicate originals of certificates of insurance, and certified copies of the policies when requested by Landlord. Tenant shall have the right to provide insurance in a “blanket” policy, if the required blanket policy expressly provides coverage to the Premises and to Landlord as required by this Lease.

9.5                       Landlord’s Rights. In the event Tenant does not purchase the insurance required by this Lease or keep any required insurance in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium.  Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand.  In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses, including attorneys’ fees, litigation expenses, and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain any insurance.

9.6                       Nature of Tenant’s Obligation. Tenant’s insurance obligations under this Section 9 are freestanding obligations which are not dependent on any other conditions or obligations under this Lease.

10.                       SUBROGATION OF RIGHTS OF RECOVERY. LANDLORD AND TENANT MUTUALLY WAIVE THEIR RESPECTIVE RIGHTS OF RECOVERY AGAINST EACH OTHER FOR ANY LOSS OF, OR DAMAGE TO, EITHER PARTY’S PROPERTY, TO THE EXTENT THAT THE LOSS OR DAMAGE IS INSURED UNDER AN INSURANCE POLICY REQUIRED UNDER THIS LEASE TO BE IN EFFECT AT THE TIME OF THE LOSS OR DAMAGE. Each party shall obtain any special endorsements, if required by its insurer, under which the insurer shall waive its rights of subrogation against the other party.  The provisions of this Section 10 shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible. Notwithstanding the foregoing, a party’s waiver of liability under this Section 10 shall not apply to its right to seek compensation from the other Party for any deductible amounts under its insurance.

11.                        CASUALTY DAMAGE.

11.1                     Excessive Damage and Destruction. Tenant immediately shall give written notice to Landlord of any material damage to the Premises, the Building, or the Land of which Tenant is aware.  If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s reasonable estimation,  rebuilding or repairs cannot be substantially completed with reasonable diligence (exclusive of leasehold improvements Tenant makes) within one hundred eighty (180) days after the date of Landlord’s actual knowledge of the damage, then Landlord may terminate this Lease by delivering to Tenant written notice of termination within thirty (30) days after the damage.  If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's reasonable estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within one hundred eighty (180) days after the date of Landlord's actual knowledge of the damage, and a Tenant Party did not cause such damage through Tenant’s negligence or willful misconduct, then Tenant may terminate this Lease by delivering to Landlord written notice of termination within thirty (30) days following the date of such damage or destruction.  In either event, the Rent shall be abated during the unexpired portion of this Lease, effective upon the date the damage occurred.  Time is of the essence with respect to the delivery of all notices of damage and termination.  Notwithstanding the foregoing, Tenant may not terminate the Lease if a Tenant Party caused the damage through Tenant’s gross negligence or willful misconduct.  Notwithstanding the foregoing, the Rent shall not be abated if a Tenant Party caused the damage through Tenant’s negligence or willful misconduct or if Tenant fails to keep in force the insurance described in Section 9.4 above, except to the extent that Landlord actually receives proceeds from rental interruption insurance applicable to this Lease.

11.2                      Restoration of Premises. Subject to Section 11.3, if this Lease is not terminated under Section 11.1, (or if the Building or the Premises are damaged but not totally destroyed by any insured peril, and in Landlord's reasonable estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate), then Landlord shall diligently repair and restore the Premises to substantially its previous condition within such one hundred and eighty (180) period, except that Landlord shall not be required to rebuild, repair or replace any part of the Premises  alterations, other improvements, or personal property required to be covered by Tenant’s insurance under Section 9.  If the damages occurs during the last year of the Lease, and the damage causes major and substantial interference with the operation of Tenant’s business for more than sixty (60) days, Tenant, may in its sole discretion, terminate this Lease in written notice to Landlord.  If the Premises are untenantable (i.e., business is impractical to be conducted on the Premises), in whole or in part, during the period beginning on the date the damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work in any event not to exceed one hundred and eighty (180) days following the date the damage occurred (the “Repair Period“), then the Rent for that period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period. Notwithstanding the foregoing, the Rent shall not be abated if a Tenant Party caused the damage through Tenant’s negligence or willful misconduct, or if Tenant fails to keep in force the insurance described in Section 9.1 above, except to the extent that Landlord actually receives proceeds from rental interruption insurance applicable to this Lease.

11.3                      Insurance. If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord (and Landlord has maintained the property insurance required to be maintained hereunder), or any Landlord’s Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, or the insurance proceeds available to Landlord to restore the building are insufficient in Landlord's reasonable opinion, then Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days of the later of the date upon which any destruction or damage incurred, or the date upon which Landlord learns there are not enough insurance proceeds, or Landlord learns of any such requirement by any Landlord’s Mortgagee, as applicable.  In the event Landlord terminates the Lease, all rights and obligations hereunder shall cease and terminate, except for any liabilities which accrued before the Lease terminates.

12.                        LIABILITY, INDEMNIFICATION, AND NEGLIGENCE.

12.1                      TENANT’S INDEMNITY OF LANDLORD. SUBJECT TO SECTION 12.2 AND 12.3, TENANT SHALL DEFEND, AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 24.1) FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER, TO THE EXTENT SUCH CLAIMS, (1) ARISE FROM TENANT’S FAILURE TO PERFORM ITS COVENANTS UNDER THIS LEASE, (2) ARE ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES ON ACCOUNT OF ANY LOSS (DEFINED BELOW IN SECTION 12.2) TO THE EXTENT THAT ANY SUCH LOSS MAY BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER PROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY A TENANT PARTY (DEFINED BELOW IN SECTION 24.1) OR ANY OTHER PERSON ENTERING UPON THE PREMISES UNDER OR WITH A TENANT PARTY’S EXPRESS OR IMPLIED INVITATION OR PERMISSION, (3) ARISE FROM OR OUT OF THE OCCUPANCY OR USE OF THE PREMISES BY A TENANT PARTY OR (4) ARISE FROM OR OUT OF ANY OCCURRENCE IN THE PREMISES, HOWEVER CAUSED, OR  SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES BY A TENANT PARTY, PROVIDED THAT LANDLORD:  (A) PROMPTLY NOTIFIES TENANT IN WRITING OF ANY CLAIM; AND (B) PROVIDES TENANT WITH ALL ASSISTANCE, INFORMATION REQUIRED AND SOLE AUTHORITY FOR THE DEFENSE AND SETTLEMENT OF THE CLAIM.   INDEMNIFICATION OF THE INDEMNIFIED PARTIES BY TENANT SHALL NOT APPLY TO THE EXTENT SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES OR THE BREACH OF THIS LEASE BY LANDLORD.

12.2                      LIABILITY.  NEITHER PARTY  SHALL BE LIABLE TO THE THE OTHER PARTY FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (COLLECTIVELY AND INDIVIDUALLY A “LOSS“) CAUSED BY CASUALTY, THEFT, FIRE, THIRD PARTIES, REPAIR, OR FAILURE TO REPAIR, OR ALTERATION OF ANY PART OF THIS BUILDING, OR ANY OTHER CAUSE, UNLESS DUE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY, IN WHOLE OR IN PART.

12.3                      LANDLORD’S INDEMNIFICATION.  SUBJECT TO RELEASES BY TENANT, WAIVER OF SUBROGATION AND LIMITATIONS ON LANDLORD’S LIABILITY, LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD TENANT AND ITS OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL LIABILITIES, LOSSES, DEMANDS, ACTIONS, EXPENSES OR CLAIMS, INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS BUT EXCLUDING CONSEQUENTIAL DAMAGES, FOR INJURY TO OR DEATH OF ANY PERSON OR FOR DAMAGE TO ANY PROPERTY TO THE EXTENT SUCH ARE DETERMINED TO BE CAUSED BY EITHER (I) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES, OR CONTRACTORS IN OR ABOUT THE PREMISES OR BUILDING, OR (II) THE BREACH BY LANDLORD OF THIS LEASE.

12.4                      Survival.  The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease.

13.                        USE; COMPLIANCE WITH LAWS; PARKING.

13.1                      Permitted Use. The Premises shall, subject to the remaining provisions of this Section, be used only for the Permitted Use and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No retail sales may be made from the Premises.  The Premises shall not be used for any use which is disreputable, and no part of the Premises shall be used as an escort service, a massage parlor or spa, blood bank, abortion clinic, or for the sale, distribution or display (electronically or otherwise) of materials or merchandise of a pornographic nature or merchandise generally sold in an adult book or adult videotape store (which are defined as stores in which any portion of the inventory is not available for sale or rental to children under 18 years old because such inventory explicitly details with or depicts human sexuality).  Tenant shall not sell, display, transmit or distribute (electronically or otherwise) materials or merchandise of a pornographic nature or merchandise generally sold in an adult book or adult video tape store (as defined above).  Tenant shall not use the Premises as living or sleeping quarters or a residence.  Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous or would violate any provision in Section 26.  Outside storage, including without limitation, storage in non-operative or stationary trucks, trailers and other vehicles, and vehicle maintenance or repair is prohibited without Landlord's prior written consent.  Tenant shall keep the Premises neat and clean at all times. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor commit, suffer or permit any waste in or upon the Premises; nor at any time sell, purchase or give away or permit the sale, purchase or gift of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employees' lunch or rest areas within the Premises for use by Tenant's employees only; nor take any other action that would constitute a public or private nuisance or would disturb the quiet enjoyment of any other tenant of the Building, or unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, (3)  violate any Law (defined below) including, but not limited to, any zoning ordinance, or (4) be dangerous to life, limb or property.  Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant’s particular use of the Premises (as opposed to general office or light manufacturing use) or because Tenant vacates the Premises, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights or remedies nor a waiver of Tenant's duty to comply herewith.

13.2                      Compliance with Laws. Tenant shall be solely responsible for satisfying itself and Landlord that the Permitted Use will comply with all applicable Laws.  Tenant shall, at its sole cost and expense, be responsible for complying with all Laws (defined below) and Rules and Regulations (defined below) applicable to the use, occupancy, and condition of the Premises.  Tenant shall promptly correct any violation of a Law, or Rules or Regulations with respect to the Premises.  Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises, or with respect to the occupancy or use thereof.  Landlord shall be responsible for the Common Areas, Building (including rest rooms) and Land in complying with Laws.

13.3                      Compliance with Rules and Regulations. Tenant will comply with such rules and regulations (the “Rules and Regulations“) generally applying to tenants in the Building (and non-discriminatory to Tenant) as may be adopted from time to time by Landlord for the management, cleanliness of, and the preservation of good order and protection of the Premises, the Building and the Land.  A current copy of the Rules and Regulations applicable to the Building is attached hereto as Exhibit D.  All such Rules and Regulations are hereby made a part hereof.  All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant.  Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease. Landlord agrees that it shall not enforce the Rules and Regulations more stringently against Tenant than against any other tenant of the Building.  Additionally, no changes to the Rules and Regulations shall increase Tenant’s monetary obligations or materially adversely affect Tenant’s rights under this Lease nor shall Tenant be required to comply with any Rules and Regulations which prevent Tenant’s permitted uses of the Premises.  In the event of a conflict between the Rules and Regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall control.

13.4                      Parking. Tenant and its employees, agents and invitees shall have the non-exclusive right to use, in common with others, Tenant’s Proportionate Share of any parking areas associated with the Building which Landlord has designated for such use (the “Parking Areas“), subject to (1) such Rules and Regulations (as defined herein) as Landlord may promulgate from time to time (subject to Section 13.3) and (2) rights of ingress and egress of other tenants and their employees, agents and invitees.  Landlord does not reserve or allocate parking spaces at the Premises nor guarantee its availability on a daily basis. However, in no instances shall Tenant allow its employees, agents and invitees to occupy more spaces in the Parking Areas that exceed the ratio of 4.26 parking spaces per 1,000 net rentable square feet of the Premises.  Tenant shall take reasonable measures to ensure that its employees, agents and invitees do not occupy more than the above referenced quantity of parking.  Tenant shall only permit parking by its employees, agents or invitees of appropriate vehicles in appropriate designated Parking Areas.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.  Landlord shall use commercially reasonable efforts to enforce abuse of parking rights by other tenants.  Tenant shall have six (6) designated parking spaces in front of the Premises, the exact area of which shall be mutually agreed upon, as Tenant visitor parking (provided, however, Landlord shall not be responsible for preventing non-visitors from using such designated spaces).

14.                        INSPECTION; ACCESS AND RIGHT OF ENTRY; NEW CONSTRUCTION.  Without being deemed or construed as committing an actual or constructive eviction of Tenant and without abatement of Rent, Landlord and Landlord’s agents and representatives may enter the Premises with reasonable notice during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and during the last (6) months of the Term tenants, provided that Landlord shall use reasonable efforts to avoid interfering with or disrupting Tenant’s business.   Subject to the foregoing, Tenant hereby waives any claim for damages for any injury or inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor.  During the last six (6) months of the Term, Landlord may erect a sign on the Building indicating that the Premises are available for lease, provided that such sign is not erected in the Premises or the exterior south-facing portion of the Building containing the Premises if Tenant is physically in the space.  Tenant shall notify Landlord in writing of its intention to vacate the Premises at least thirty (30) days before Tenant will vacate (if the vacation date is not the Expiration Date) the Premises (in order to accommodate the Joint Inspection as set forth in Section 17.1 below); such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date“).  Furthermore, Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Building, Building's Structure, Common Areas or the Land, to enclose and/or  change the arrangement and/or location of driveways or Parking Areas or landscaping or other Common Areas; and to construct new improvements on adjacent parcels of land, all, Tenant agrees, without having committed an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”).  When exercising the Reserved Right, Landlord will use reasonable efforts not to unreasonably interfere with Tenant's use and occupancy of the Premises.

15.                        ASSIGNMENT AND SUBLETTING.

15.1.                      Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 15.1 (1) through (7) being a “Transfer“).  If Tenant requires Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.  Notwithstanding the foregoing, provided that Tenant gives prior written notice to Landlord and Tenant is not then in default, then Tenant shall have the right at any time to sublease, assign or otherwise permit occupancy of all or any portion of the Premises, without Landlord’s approval or consent, to (i) any Affiliate of Tenant, or to any successor entity arising out of a change in control, whether by merger or acquisition of substantially all Tenant’s assets or, provided that such transferee or surviving corporation has a net worth at least as favorable as Tenant immediately prior to the transfer, and (ii) an entity which consists of people which previously worked at the Premises and are now spinning off from Tenant (each a “Permitted Transfer”).  Tenant may retain one hundred percent (100%) of any revenues derived from any sublease or assignment arising from a Permitted Transfer.

15.2                      Landlord’s Written Consent Requirements. In determining whether Landlord shall consent to any proposed assignment or subletting of the Premises, Landlord will consider the following factors: provided that the proposed transferee  (1) has creditworthiness reasonably acceptable to Landlord, (2) has a good reputation in the business community, (3) does not engage in business that does not violate any exclusive use clause of any other tenants in the Building, (4) is not negotiating the lease of competing space in the Building or other buildings in the Austin, Texas metropolitan area owned by Landlord or its affiliates, (5) will use the Premises consistent with the permitted use allowed under the Lease which shall not be environmentally harmful as agreed to in Section 26 of this Lease.  In addition, the Transfer shall not constitute a violation of the Employee Retirement Income Security Act of 1974, as amended (ERISA). In the event the proposed transferee does not meet all the above factors, then Landlord may withhold its consent in its sole discretion.  Tenant shall pay to Landlord a transfer request fee of $1,000 which Tenant will submit to Landlord along with its written request for review of the proposed assignment or subletting (except for Permitted Transfers), regardless of whether Landlord subsequently grants its approval of the proposed assignment or subletting.

15.3                      Obligations of Tenant and Proposed Transferee. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement, in a form satisfactory to Landlord, whereby the proposed transferee expressly assumes the Tenant’s obligations hereunder (however, in the event of transfer of less than all of the space in the Premises the proposed transferee shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant). .  Landlord’s consent to a Transfer shall not release any Guarantor of Tenant's obligations hereunder nor release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable, except to the extent any subsequent modifications to the Lease by Landlord and the transferee increase Tenant’s obligations under the Lease.  No such Transfer shall constitute a novation.  Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  If a default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s Rent obligations.  Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so.  If Landlord should fail to notify Tenant in writing of its decision within the thirty (30) day period after Landlord's receipt of Tenant's written request for Landlord's consent to a Transfer, then Landlord shall be deemed to have refused to consent to the proposed Transfer and to have elected to keep this Lease in full force and effect; provided, that Tenant may thereafter give a second written notice to Landlord requesting said transfer and if Landlord fails to respond thereto within five (5) business days, Landlord shall be deemed to have consented to such transfer.

15.4                      Landlord’s Recapture Right. This Section 15.4 shall not apply to Permitted Transfers, to a sublease of less than the entire Premises, or to a sublease for less then substantially all of the remainder of the Term.  Within ten (10) business days after Landlord's receipt of Tenant's submission of Tenant’s written request for Landlord’s consent to a Transfer, Landlord shall have the option (without limiting Landlord's other rights under this Lease) of terminating this Lease (or, as to a subletting or assignment, terminate this Lease as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective.  Tenant may retract its Transfer request prior to the effective date of termination, in which event Landlord’s recapture shall not be effective.  If Landlord terminates this Lease as to all the Premises, then this Lease shall cease and Tenant shall pay to Landlord all Rent accrued through the cancellation date.

15.5                      Excess Rent. Notwithstanding anything to the contrary contained in Section 15 of this Lease, Tenant hereby assigns, transfers and conveys fifty percent (50%) of any Profits (as hereinafter defined) derived from the sublease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.  “Profits” shall mean the gross revenue derived from the assignee or sublessee during the sublease term or during the assignment, with respect to the space covered by the sublease or the assignment (“Transferred Space”), less:  (a) the gross revenue paid to Landlord by Tenant during the period of the sublease or during the assignment with respect to the Transferred Space; (b) the gross revenue as to the Transferred Space paid to Landlord by Tenant for all days the Transferred Space was vacated from the date that Tenant first vacated the Transferred Space until the date the assignee or sublessee was to pay Rent; (c) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee or assignee; (d) brokers’ commissions; (e) attorneys’ fees; (f) lease takeover payments; (g) costs of advertising the space for sublease or assignment; (h) unamortized cost of initial and subsequent improvements to the Premises by Tenant; and (i) any other costs actually paid in assigning or subletting the Transferred Space or in negotiating or effectuating the assignment or sublease; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (i) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts(a) through (i) above (the “Net Revenues), are less than any and all costs actually paid in assigning or subletting the affected space (collectively “Transaction Costs”), the amount of excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved.

16.                        CONDEMNATION. If more than fifty percent of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a “Taking“), or the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case Rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking.  If (1) less than fifty percent of the Premises are subject to a Taking and Tenant continues to have reasonable means of access to the Premises and the Parking Areas and Common Areas are sufficient to support Tenant’s use and enjoyment of the Premises as originally contemplated hereunder; or (2) more than fifty percent of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant (and Tenant continues to have reasonable access to the Premises and the Parking Areas and Common Areas are sufficient to support Tenant’s use and enjoyment of the Premises as originally contemplated hereunder), then neither party may terminate this Lease, but the Rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  All compensation awarded for any Taking shall be the property of Landlord, and Tenant hereby assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any separate award made to Tenant (which does not reduce Landlord's award) for loss of Tenant's business or goodwill, for the taking of Tenant’s trade fixtures, Tenant’s improvements (not provided by an allowance) or on account of Tenant's moving and relocation expenses and depreciation to and removal of Tenant's physical personal property, if a separate award for such items is made to Tenant.

17.                        SURRENDER AND REDELIVERY OF PREMISES; HOLDING OVER.

17.1                      Surrender and Redelivery of Premises. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless it is in writing and signed by Landlord.  Such signature shall not be unreasonably withheld, conditioned or delayed.  Tenant's delivery of the keys or access cards to Property Manager or any agent or employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

17.1.1                      Joint Inspection. At least thirty (30) days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises.  After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date solely to deliver the Premises in the condition required in Section 17.1.3 below.  If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive.  If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost.  Tenant shall pay all cost incurred by Landlord in performing such work within ten (10) days after Landlord's request thereof.

17.1.2                      Tenant’s Payment Obligations. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses for the remainder of the Term.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.  Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 17.

17.1.3                      Condition of Premises. After the Expiration Date or earlier termination of this Lease, or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises in a safe, “broom clean,” neat, sanitary, and operational condition with all improvements and alterations as set forth in Section 6.4 located thereon in good repair and condition (subject to Landlord’s repair and maintenance obligations), reasonable wear and tear and casualty loss excepted (subject, however, to Tenant’s maintenance obligations), and with the HVAC System, lights and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys and parking and access cards to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request.  All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises, except as provided in the next two sentences.  Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord).  Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, trade fixtures and other property as may be required under Section 6.4 above.  All items not so removed shall, at the sole option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items, and Tenant shall pay for the costs incurred by Landlord in connection therewith.  All work required of Tenant under this Section 17 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws (defined below), and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises.  Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 17..  If Tenant fails to perform work under this Section 17, and Landlord has provided written notice thereof and reasonable opportunity to cure, then Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request thereof.

17.2                      Holding Over. If a Tenant Party fails to vacate the Premises after the Expiration Date or earlier termination of this Lease, then a Tenant Party's possession of the Premises shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant under this Lease, and such Tenant Party shall be subject to immediate eviction and removal following thirty (30) days’ prior written notice; Tenant or any such Tenant Party covenants and agrees to pay Landlord, in addition to the other Rent due hereunder, if any, as Rent for the period of such holdover a prorated daily Base Rent equal to the sum of one hundred fifty percent of the daily Base Rent plus one hundred percent of the Additional Rent, both payable during the last month of the Term.  Tenant's unauthorzied possession of the Premises after the Expiration Date or earlier termination of this Lease shall constitute an Event of Default under Section 19.5 herein, except that the notice and cure period shall be thirty (30) days.  The Rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of this Section 17.  Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by a Tenant Party  (whether with or without the consent of Landlord), and no payments of money by Tenant to Landlord after the end of the Term, shall operate to reinstate, continue or extend the Term, and no extension of this Term shall be valid unless evidenced by a writing signed by both Landlord and Tenant.  No payments of money by Tenant (other than the holdover rent accruing during such holdover period paid in accordance with the provisions of this Section 17) to Landlord after the Expiration Date or earlier termination of this Lease shall constitute full payment of Rent under the terms of this Lease.  Tenant shall be liable for all damages resulting from a Tenant Party's unauthorized holding over beyond the above-referenced thirty (30) day notice and cure period.

18.                        QUIET ENJOYMENT.  Landlord covenants that it has the right to make this Lease for the Term and that if there is no Event of Default hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject, however, to all of the provisions of this Lease and all Laws (defined below), liens, encumbrances and restrictive covenants to which the Land is subject.  Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises, provided that Landlord use commercially reasonable efforts to enforce any rights it may have against such tenant or third party to halt such interference.

19.                        EVENTS OF DEFAULT.  The occurrence of any of the following events shall constitute an “Event of Default“ under this Lease:

19.1                      Monetary Default; Failure to Pay Rent.  Tenant fails to pay Rent when due or any payment or reimbursement required under this Lease or under any other lease with Landlord when due, and in either case such failure continues for a period of five (5) days from the date such payment was due; provided, however, Tenant shall be entitled to written notice and a five (5) day cure period on two (2) occasions during any twelve (12) month period, not to exceed a total of five (5) such notices and cure periods, before Tenant shall be deemed to be in default.

19.2                      Bankruptcy; Insolvency. The filing of a petition by or against Tenant or any Guarantor of Tenant’s obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

19.3                      Vacation; Failure to Continuously Operate.  Tenant (1) vacates all or a substantial portion of the Premises or (2) fails to continuously operate its business at the Premises for the permitted use set forth herein.  However, Tenant shall be allowed to cease operations in the Building without causing a default, provided that Tenant: (1) delivers to Landlord a written notice of a forwarding address where Landlord can provide required notice under this Lease, (2) maintains its regularly scheduled HVAC maintenance program as required in Section 5.3 herein, (3) and preventative maintenance agreements with vendors reasonably approved by the Landlord to maintain the interior of the Premises, including the mechanical, electrical, and plumbing systems in a clean and adequate condition, (4) promptly upon demand reimburses Landlord for any increases in Landlord’s insurance attributable to Tenant’s vacation of the Premises, and (5) Tenant is not in default of any of the terms, covenants and conditions, hereof, including the  timely payment of all Rent to Landlord when due or any payment or reimbursement required under this Lease.

19.4                      Liens; Encumbrances.  Tenant fails to discharge any lien placed upon the Premises in violation of Section 23 within ten (10) days after any such lien or encumbrance is filed against the Premises.

19.5                      Non-Monetary Default; Failure to Perform.  Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 19), and such failure continues for thirty (30) days after Tenant’s receipt of notice of such breach by Landlord, or if incapable of being cured within such period, Tenant fails to diligently proceed to cure such breach (provided that in no event shall such cure period be longer than ninety days from receipt of notice) unless otherwise specified in this Lease, after written notice thereof to Tenant.

20.                        REMEDIES.

20.1                      Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

20.1.1                      Terminate the Lease. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20.2, and (3) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

20.1.2                      Terminate Tenant’s Right of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20.2, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period.  Landlord shall use commercially reasonable efforts (consistent with applicable law) to mitigate its damages after an Event of Default by Tenant; provided, however, Landlord does not guaranty that any such mitigation efforts shall be successful. Further, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building, and Tenant’s obligations hereunder shall not be diminished because of Landlord’s failure to relet the Premises or to collect Rent due for a reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Actions to collect amounts due by Tenant to Landlord under this subsection may be brought from time to time on one or more occasions, without the necessity of Landlord waiting until the Expiration Date of this Lease.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this subsection.  If Landlord elects to proceed under this Section 20.1.2, it may at any time elect to terminate this Lease under Section 20.1.1; or

20.1.3                      Lock Out. Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.  This Lease supercedes Section 93.002 of the Texas Property Code to the extent of any conflict.

20.2                      Landlord’s Other Rights and Remedies. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work similar to Tenant’s improvements, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform other than the payment of Rent, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default.  Landlord’s receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term.  If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant’s expense, all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon.  Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a “Claimant“) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument.  Landlord may, at its option and without prejudice to or waiver of any rights it may have, (a) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord’s statutory lien or the security interest described in Section 27 or (b) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord’s statutory lien or the security interest described in Section 27, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available.  The rights of Landlord herein stated in this Section 20 are cumulative and in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant hereby agrees that the rights herein granted Landlord are commercially reasonable.

20.3                      Landlord’s Recapture Right.  After Tenant’s vacation of all or a substantial part of the Premises and a resulting Event of Default under Section 19.3, Landlord shall have the option (without limiting Landlord's other rights under this Lease) of terminating this Lease upon written notice to the Tenant.  If Landlord terminates this Lease as to all or any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the Landlord’s termination.  Thereafter, Landlord’s termination will be without liability to Tenant.

21.                        LANDLORD’S DEFAULT AND LIMITATIONS OF LIABILITY.

21.1.                      DEFAULTS BY LANDLORD. If Landlord fails to perform any of its obligations hereunder within thirty (30) days (or such longer period as may reasonably be required, so long as Landlord diligently proceeds to cure such failure) after written notice from Tenant specifying such failure, Tenant’s exclusive and sole remedy shall be an action for damages.  Tenant is granted no contractual right of termination by the Lease, except to the extent and only to the extent set forth in Section 11.1 and 16 or as otherwise expressly set forth hereunder.

21.2                      LIMITATIONS ON LANDLORD’S LIABILITY.

THE LIABILITY OF LANDLORD TO A TENANT PARTY FOR ANY DEFAULT BY LANDLORD, SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES. IN NO EVENT SHALL LANDLORD BE LIABLE TO A TENANT PARTY FOR CONSEQUENTIAL OR SPECIAL DAMAGES BY REASON OF A FAILURE TO PERFORM (OR A DEFAULT) BY LANDLORD HEREUNDER OR OTHERWISE.  EXCEPT FOR CLAIMS WHICH MAY BE COVERED BY INSURANCE, IF A TENANT PARTY SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, THE TENANT PARTY AGREES THAT SUCH MONEY JUDGMENT SHALL BE SATISFIED SOLELY BY LANDLORD'S INTEREST IN THE PREMISES AND BUILDING, AS THE SAME MAY THEN BE ENCUMBERED, AND/OR INSURANCE PROCEEDS, AND LANDLORD, ITS AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES SHALL NOT BE LIABLE OTHERWISE FOR ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS LEASE.

LANDLORD SHALL NOT BE LIABLE TO A TENANT PARTY FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE, OR LIABILITY OF ANY KIND ARISING FROM THE USE, OCCUPANCY OR ENJOYMENT OF THE PREMISES BY A TENANT PARTY AS A RESULT OF ANY LOSS OF OR DAMAGE TO PROPERTY OF TENANT OR OF OTHERS LOCATED IN THE PREMISES OR THE BUILDING BY REASON OF THEFT OR BURGLARY, EXCEPT TO THE EXTENT ARISING OUT OF LANDLORD’S NEGLIGENCE OR WILFUL MISCONDUCT

21.3                      Examination of Lease; No Contract Until Execution by Parties. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease.  This Lease will be effective as a lease or otherwise only upon execution by both Landlord and Tenant.  If Tenant is a corporation (including any form of professional association), limited liability company, partnership (general or limited), or other form of organization other than an individual, then each individual executing this Lease on behalf of Tenant hereby covenants, warrants and represents:  (1) that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound.  If Tenant is a form of organization other than an individual, Tenant will, prior to the Commencement Date, deliver to Landlord written documentation reasonably satisfactory to Landlord evidencing the authority of an authorized representative of Tenant to enter into the Lease and bind Tenant to all of the obligations of Tenant under the Lease.

22.                        MORTGAGES.

22.1                      Lease Subordinate to Mortgage. This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage“), and any ground lease, master lease, or primary lease (a “Primary Lease“) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee“), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof.  However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant.  The provisions of this Section 22 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten (10) days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease.  If Tenant fails to execute the same within such ten (10) day period, Tenant's failure to execute such instruments shall immediately constitute an Event of Default under Section 19.5.  Following a the second written notice to Tenant and a three (3) business day cure period, and in addition to Landlord's other available remedies, Tenant shall pay Landlord a late fee of One Hundred Dollars ($100.00) per day for each day such instruments are not returned past said three (3) business day period.  Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant's delinquency which results in delays to the closing of such mortgage or other financing activity.

22.2                      Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.  Tenant's obligation to attorn to any purchase or mortgagee shall be conditioned upon receipt of a commercially reasonable non-disturbance agreement and upon assumption by such purchaser or mortgagee of Landlord's obligations under this Lease.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

22.3                      No Landlord’s Mortgagee’s Liability. Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of Rent made more than one month in advance.

23.                        ENCUMBRANCES.

23.1                      No Liens. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant shall timely pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant.  Notwithstanding the foregoing, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, Building or Land.

23.2                      Landlord’s Rights. In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien.  Notwithstanding the foregoing, Tenant may, at its own expense, contest or protest any lien which Tenant is required hereunder to discharge, provided Tenant posts a bond in an amount equal to the amount of the claim evidenced by such lien, plus Landlord's reasonable estimate of the interest which will or may accrue thereon and the expenses Landlord may incur in connection with such lien, in order to protect the interests of Landlord in and to the Premises and provided further that Tenant discharges any such lien upon and at the time of any final judgment or other resolution of such contest or protest.  Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Building, Land or the Premises.  Nothing in this Section 23 modifies an Event of Default under Section 19.4 herein.

24.                        MISCELLANEOUS.

24.1                      Laws; Affiliate; Tenant Party. Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws“ shall mean all federal, state, and local laws, zoning ordinances, municipal regulations, rules, and regulations; all court orders, governmental directives, and governmental orders, all Environmental Laws (as defined below), all applicable laws, regulations and building codes governing nondiscrimination accommodations and commercial facilities, and all restrictive covenants affecting the Property, and “Law” shall mean any of the foregoing; “Affiliate“ shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; “Tenant Party“ or  collectively the “Tenant Parties“ shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and “Indemnified Parties“ shall include Landlord, its successors, assigns, agents, employees, contractors, Property Manager, partners, directors, officers and affiliates.

24.2                      Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several, whether or not Tenant's obligations arise during the Original Term of this Lease, during any renewal or extension, or a holdover term or thereafter.  If there is a Guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such Guarantor, and Landlord need not first proceed against Tenant before proceeding against such Guarantor nor shall any such Guarantor be released from its Guaranty for any reason whatsoever.

24.3                      Landlord’s Assignment; Authority of Tenant. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building, Land, or Premises that are the subject to this Lease, provided that the assignee expressly assumes all obligations under the Lease, in which case Landlord shall have no further liability hereunder.  Each party hereby represents and warrants to the other party that such party has due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.  Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows:  Tenant and its general partners and managing members, if applicable, are each duly organized and legally existing under the laws of the state of its incorporation and are duly qualified to do business in the state where the Building is located.  Tenant and its general partners and managing members, if applicable, each have all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to conducted.  Each person signing on behalf of Tenant is authorized to do so.

24.4                      Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental actions or inactions or laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such acting party; provided, however, in no event shall the foregoing apply to the financial obligations of Tenant under this Lease, including, without limitation, Tenant's obligation to promptly pay Base Rent, Additional Rent, reimbursements or any other amount payable to Landlord as well as Tenant's obligation to maintain insurance hereunder.

24.5                      Certificate of Occupancy; Financial Statements; Estoppel Certificates. Prior to Tenant's occupancy of the Premises, Landlord shall obtain (with Tenant’s full cooperation) a Certificate of Occupancy for the Premises from the appropriate governmental authority.  Tenant shall, from time to time, but not more than twice per calendar year, within ten (10) days after request of Landlord, deliver to the Landlord or Landlord’s designee either (i) the then most current publicly disclosed and audited statement of Tenant’s current financial condition (if audited financial information is not available for a period ending within the then past twelve months, then Tenant shall supply a current (to the last completed fiscal quarter) publicly disclosed and unaudited financial statement certified by an officer as true, accurate and complete) (if Tenant no longer reports financial information to the Securities and Exchange Commission, then the “publicly disclosed” requirement shall be deleted), or (ii) an estoppel certificate stating that this Lease is in full effect, the date to which Rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord.  Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease.  If Tenant fails to execute any such estoppel certificate within such ten (10) day period, Tenant's failure to execute any such estoppel certificate shall immediately constitute an Event of Default under Section 19.5.  Following a the second written notice to Tenant and a three (3) business day cure period, and in addition to Landlord's other available remedies, Tenant shall pay Landlord a late fee of One Hundred Dollars ($100.00) per day for each day such estoppel certificate is not returned past said three (3) day period.  Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant's delinquency which results from Tenant's failure to execute such estoppel certificate

24.6                      Entire Agreement. This Lease, together with all Exhibits and Riders attached hereto, constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto.  Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect.  This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

24.7                      Survival of Indemnities and Obligations. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of the Lease.  Additionally, all obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises.

24.8                      [Intentionally Omitted]

24.9                      Severability.  If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby.

24.10                    Effective Date.  All references in this Lease to “Effective Date” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

24.11                    Brokerage Commissions. Landlord and Tenant each warrant to the other that they have not dealt with any broker or agent other than Trammell Crow Company and The Staubach Company Central Texas, LLC and that they know of no broker or agent who are or might be entitled to a commission in connection with this Lease.  TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, ATTORNEYS’ FEES, AND OTHER LIABILITIES FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER TENANT OR LANDLORD, RESPECTIVELY.

24.12                    Confidentiality. The business terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any other tenant or occupant (or prospective tenant or occupant) of the Building (or associated business park) or their real estate broker or agents.

24.13                    Interest. Tenant shall pay interest on all past-due Rent from the date due until paid at the lesser of 1% per month or at the maximum lawful rate.  In no event, however, shall the charges permitted under this Section 24.13 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

24.14                    Time. Time is of the essence in this Lease and in each and all of the provisions hereof.  Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.  The foregoing is subject to all express cure periods and rights set forth herein.

24.15                    Attorneys’ Fees. In the event of the filing of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

24.16                    Choice of Law and Exclusive Venue.  THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAW, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE OR PRINCIPLE WHICH MIGHT REFER THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE TO THE LAWS OF ANOTHER JURISDICTION.  JURISDICTION AND VENUE FOR ANY ACTION HEREUNDER SHALL BE EXCLUSIVELY IN AUSTIN, TRAVIS COUNTY, TEXAS EITHER IN TEXAS STATE DISTRICT COURT OR IN FEDERAL DISTRICT COURT.

24.17                    Waiver of Right to Trial By Jury.  TENANT AND LANDLORD EACH:  (1) AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LEASE OR THE RELATIONSHIP BETWEEN THE PARTIES AS TENANT AND LANDLORD THAT CAN BE TRIED BY A JURY; AND (2) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

24.18                    Waiver of Right to File Tax Protest.  WITH RESPECT TO THE BUILDING OR ANY PORTION THEREOF, TENANT HEREBY WAIVES ALL RIGHTS UNDER SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE OR ANY SIMILAR OR CORRESPONDING LAW:  (1) TO PROTEST A DETERMINATION OF APPRAISED VALUE OR TO APPEAL AN ORDER DETERMINING A PROTEST; AND (2) TO RECEIVE NOTICES OF REAPPRAISALS.

24.19                    (1) Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(2)  Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(3)  Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

24.20                    At all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code.  Further, upon the expiration or sooner termination of the Term, Tenant shall remove all wiring and cabling within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord.  Without limitation to the remedies available to Landlord in the event that Tenant fails to comply with the terms and conditions of this subsection, Tenant shall forfeit such sums from the Security Deposit (or otherwise pay to Landlord) the actual cost for the removal and disposal of any such wires and cabling.

25.                        NOTICES.  Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with, when and if, the following steps are taken:

25.1                      Rent Payments to Landlord. All Rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.  Tenant’s obligation to pay Rent shall not be deemed satisfied until such Rent has been actually received by Landlord.

25.2                      Payments to Tenant. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.  Landlord’s obligation to pay such amounts hereunder shall not be deemed satisfied until such amounts have been actually received by Tenant.

25.3                      Written Notices. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, (3) nationally recognized overnight courier, or (4) receipt by facsimile transmission followed by an overnight courier letter, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.  If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25.4                      Multiplicity. If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant.  All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of Section 25 to the same effect as if each had received such notice.

26.                        HAZARDOUS WASTE

26.1                      Definitions. For purposes of this Lease, “Hazardous or Toxic Materials“ shall mean all materials, substances, wastes and chemicals classified, defined, listed or regulated as, or containing, a “hazardous substance,” “hazardous waste,” “toxic substance,” “pollutant,” “contaminant,” “oil,” “hazardous material,” solid waste,” and/or “regulated substance” under any Environmental Law, but excluding office cleaning and supplies described in Section 26.3.  As used herein, the term “Environmental Laws“ shall mean any and all statutes, rules, regulations, ordinances, orders, permits, licenses, and other applicable legal requirements, relating directly or indirectly to human health or safety or the environment, or the presence, handling, treatment, storage, disposal, recycling, reporting, remediation, investigation, or monitoring of hazardous or toxic materials.

26.2                      Prohibited Uses. Except as expressly permitted by Section 26.3 below, Tenant shall not incorporate into, use, release, conduct any activity that will produce, or otherwise place or dispose of at, in, under or near the Premises, the Building or the Land any Hazardous or Toxic Materials.  Tenant shall not (1) occupy or use the Premises, nor permit any portion of the Premises to be occupied or used (i) except in compliance with all Laws, ordinances, governmental or municipal regulations, and orders, including without limitation Environmental Laws, or (ii) in a manner which may be dangerous to life, limb or property; (2) cause anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Premises, the Building, or its contents; (3) use the Premises or any portion as a landfill or dump; (4) install  any underground tanks of any kind; (5) cause any Hazardous or Toxic Materials to be brought onto the Premises except as permitted by Section 26.3 below; or (6) allow any surface or subsurface conditions to exist or come into existence that constitute or may, with the passes of time constitute a public or private nuisance.

26.3                      Permissive Uses. Tenant may use and temporarily store cleaning and office supplies used in the ordinary course of Tenant’s business (including electronic product processing, integration, manufacturing and assembly) and then only if (1) such materials are in small quantities, properly labeled and contained, (2) with respect to solvents or other material quantities of materials used in manufacturing and assembly (as opposed to office supplies, janitorial supplies and the like) notice of and a copy of the current material safety data sheet is first delivered to, and written consent is obtained from, Landlord for each such Hazardous or Toxic Material and (3) such materials are used, transported, stored, handled and disposed of off-site at properly authorized facilities in accordance with all applicable governmental laws, rules and regulations, including without limitations, all Environmental Laws, as defined below.

26.4                      Landlord’s Rights.  Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate (subject to Landlord’s entry obligations under Section 14) the Premises for the presence of Hazardous or Toxic Materials.

26.5                      Remediation.

26.5.1                      Tenant’s Obligations. If Tenant ever has knowledge of the presence in the Premises or the Building or the Land of Hazardous or Toxic Materials (excluding those expressly permitted hereunder) which affect the Premises, Tenant shall notify Landlord thereof in writing promptly after obtaining such knowledge. If at any time during or after the term, the Premises, Land or Building are found to have Hazardous or Toxic Materials in, on or under them, except for such conditions that were present prior to the Commencement Date of the Lease, and such Hazardous or Toxic Materials were placed on or in the Premises, Land or Building by Tenant’s Parties (excluding invitees, without Tenant’s knowledge), then Tenant shall promptly, diligently, and expeditiously investigate, clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, Laws, rules and regulations, including without limitation, applicable Environmental Laws and the then prevalent industry practice and standards, and Tenant shall repair any damage to the Premises or the Building or the Land as soon as practicable.  Tenant shall notify Landlord in advance of its method, time and procedure for any investigation, remediation or monitoring of Hazardous or Toxic materials, and Landlord shall have the right to require reasonable changes in such method, time or procedure as Landlord considers appropriate to prevent interference with any use, occupancy, care, appearance or maintenance of the Land or the Building, or the Premises or the rights of other tenants or to require the same to be done after normal business hours.  Under no circumstances shall any remediation by Tenant leave any Hazardous or Toxic Materials at, in, or under the Premises, the Land, or the Building without first obtaining the prior written consent of Landlord.  Notwithstanding anything in this Lease to the contrary, the liability of the Tenant, and any indemnities provided by the Tenant, shall not extend to Hazardous or Toxic Materials that were not placed on the Premises, in the Building, or on the Land by Tenant’s Parties (excluding invitees, without Tenant’s knowledge), which shall be the responsibility of Landlord.  In addition, Landlord shall not include in Operating Expenses, or pass on to Tenant directly or indirectly, the cost incurred by Landlord in monitoring, reporting, testing, abating and/or removing Hazardous or Toxic Materials that were contained in the Premises, in the Building and/or on the Land at the time that the Lease was executed.

26.5.2                       Landlord’s Rights. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, to perform the work described in Section 26.5.1 and all costs and expenses associated therewith shall be due and payable by Tenant upon demand.

26.6                      Tenant’s Representation.  Tenant represents to Landlord that, except as has been disclosed to Landlord in writing, Tenant nor any of its managers,  have ever been cited for or convicted of any violations under applicable Laws, rules or regulations, including without limitation, Environmental Laws.  Tenant has completed the Hazardous Materials Disclosure Certificate that is attached hereto as Exhibit “F”.

26.7                      TENANT’S INDEMNITY.  TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES (INCLUDING WITHOUT LIMITATION STRICT LIABILITIES), PENALTIES, DAMAGES COSTS AND EXPENSES (INCLUDING ATTORNEYS’ AND CONSULTANTS’ FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST THE INDEMNIFIED PARTIES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OUT OF OR RESULTING FROM (1) THE ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC MATERIALS ON, AT, IN, UNDER FROM OR NEAR THE PREMISES, THE BUILDING, OR THE LAND WHICH IS CAUSED BY A TENANT PARTY (EXCLUDING INVITEES WITHOUT TENANT’S KNOWLEDGE) OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY (EXCLUDING INVITEES WITHOUT TENANT’S KNOWLEDGE) AND/OR (2) TENANT’S OPERATION OR USE OF THE PREMISES AND/OR (3) NON-COMPLIANCE WITH ENVIRONMENTAL LAWS, OR THE CONDUCT OF OBLIGATIONS HEREUNDER, BY A TENANT PARTY, OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY, (4) THE DIMUNITION OF PROPERTY VALUE AND THE RESULTING EFFECTS UPON LANDLORD’S TITLE TO THE PREMISES, THE BUILDING AND THE LAND CAUSED BY, OR ALLEGED TO BE CAUSED BY THE ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC MATERIALS ON, AT, IN, UNDER, FROM OR NEAR THE PREMISES, THE BUILDING, OR THE LAND WHICH IS CAUSED BY A TENANT PARTY (EXCLUDING INVITEES WITHOUT TENANT’S KNOWLEDGE) OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY (EXCLUDING INVITEES WITHOUT TENANT’S KNOWLEDGE).

26.8                      Survival.  The provisions of this Section 26 shall survive the Expiration Date or earlier termination of this Lease.

27.                        LANDLORD’S LIEN.  LANDLORD HEREBY SUBORDINATES ITS LIEN RIGHTS TO THE LIEN RIGHTS OF ANY UNAFFILIATED THIRD-PARTY LENDER OF TENANT.  In addition to the statutory landlord’s lien, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all goods, inventory, equipment, trade fixtures, furniture, improvements, fixtures, chattel paper, accounts, and general intangibles, and other personal property of Tenant now or hereafter situated on or relating to Tenant’s use of the Premises, and all proceeds therefrom (the “Collateral“), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed.  “Collateral” shall not include items sold, transferred or disposed of in the ordinary course of business. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the “UCC“).  In connection with any public or private sale under the UCC, Landlord shall give Tenant five (5) days prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition.  Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 27, which power is coupled with an interest and is irrevocable during the Term.  Landlord may also file a copy of this Lease or as a financing statement to perfect its security interest in the Collateral.

28.                        TENANT’S ACKNOWLEDGEMENTS.  TENANT ACKNOWLEDGES THAT (1) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE OR ANY EXHIBITS OR RIDERS, IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS-IS, WHERE IS” WITH ALL FAULTS CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES (EXPRESS OR IMPLIED) TO ALTER, REMODEL OR IMPROVE THE BUILDING OR PREMISES OR ANY OTHER PART OF THE LAND HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES, AND (6) NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

29.                       WAIVER.  TENANT WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41, ET. SEQ., BUSINESS CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

[Remainder of Page Intentionally Left Blank]

This Lease is dated for identification purposes only as of October 31, 2005

TENANT:

CROSSROADS SYSTEMS, INC.,
a Delaware corporation

Name:
Printed Name:
Title:
Date:

LANDLORD:

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

Name:
Printed Name:
Title:
Date:

Name:
Printed Name:
Title:

RIDER TO LEASE

Additional Provisions

1.           This Rider Controls.  The provisions set forth in this Rider control to the extent they conflict with any provision or provisions set forth in the body of this Lease Agreement.

2.            Letter of Credit.  In addition and without limitation to any other security deposit or other security held by Landlord, within ten (10) business days following the full execution hereof, Tenant shall deposit with Landlord a clean, unconditional and irrevocable standby letter of credit issued by a bank reasonably acceptable to Landlord (the “Bank”), automatically renewing on an annual basis, in the initial amount of One Million Two Hundred Thousand and No/100ths Dollars ($1,200,000.00) PLUS an amount equal to the Additional Allowance as defined in the Work Letter, PLUS an amount equal to any allowances given to Tenant by Landlord under the Expansion Option set forth in Section 4 below, which letter of credit shall be substantially in the form annexed hereto as Exhibit G and incorporated herein by this reference (the “Letter of Credit”).  The beneficiary shall be an entity named by Landlord.  The Letter of Credit shall provide for written notice of non-renewal to be sent directly to the Landlord at least thirty (30) days prior to such renewal date and the expiration date contained in the Letter of Credit shall be a date no earlier than ninety (90) days following the Expiration Date.  The amounts secured by the Letter of Credit shall be deemed to be a part of (and in addition to) the Security Deposit under the Lease.  Landlord may draw upon the Letter of Credit as reasonably necessary, in whole or in part, if (1) Tenant defaults with respect to any of the terms, conditions or provisions of this Lease on the Tenant’s part to be observed or performed, including but not limited to the payment of Base Rent and Additional Rent, and such default continues beyond the applicable grace period, or (2) Tenant, or anyone holding possession of the Premises through Tenant, holds over in the Premises after the expiration or sooner termination of the term of this Lease, or (3) Landlord is given notice that the Bank is terminating the Letter of Credit and Tenant is unable to deliver a replacement Letter of Credit within a reasonable time, but in no event later than twenty (20) days prior to the termination date, or (4) such Letter of Credit expires as of a stated date by its terms and is not replaced with a Letter of Credit meeting the criteria set forth herein at least fifteen (15) days prior to such Letter of Credit’s stated expiration date. The Landlord represents that it will not present the Letter of Credit for payment except as specifically set forth herein, such representation to survive the expiration or earlier termination of this Lease.   The Letter of Credit shall provide that it shall be payable to Landlord thirty (30) days after presentation to the Bank of (1) the original of the Letter of Credit, (2) proof of mailing of the required notice to Tenant, and (3) an affidavit stating that Tenant has failed to comply with the requirements set forth in this Lease Rider Section 2.   The Letter of Credit shall contain a provision whereby the Bank agrees to pay the sight draft or give notice of discrepancies on the date of presentation and waives its right to wait seven banking days pursuant to Article 13(b) of the ICC Uniform Customs and Practice for Documentary Credits (1993 revision).  The Letter of Credit shall permit partial draws.  Further, the Letter of Credit shall permit the beneficiary to transfer, at Landlord’s expense for such transfer, the Letter of Credit to a subsequent owner or beneficiary, and thereupon Landlord shall be discharged from further liability with respect to the Letter of Credit. The following language is required to be included in all Letters of Credit:  “A sight draft submitted to the Bank by Beneficiary is to be accompanied by (i) an affidavit from Beneficiary stating that Beneficiary has the right to draw upon this Letter of Credit based upon the terms of the lease dated October 31, 2005; (ii) proof of mailing of the applicable notice to Tenant as required by the Lease, and (iii) the original Letter of Credit”.

Tenant hereby acknowledges that the security provided by the Letter of Credit is provided as a continuing material inducement to the Landlord, is provided as current and ongoing value to the Landlord, and constitutes an ongoing contemporaneous exchange for new value given for the Tenant's tenancy throughout the Term of the Lease, as may be extended as provided in the Lease.

The face amount of the Letter of Credit shall decline on each anniversary of the Commencement Date, on the condition and only for so long that no Event of Default (beyond any applicable notice and cure period) shall then be in effect, without requirement of notice to Landlord by Tenant, by the greater of (i) twenty percent (20%) of the original total of the Letter of Credit (including any Additional Allowance) or (ii) in the event the shareholder equity of Tenant during the immediately preceding calendar quarter is at least $23,250,000.00 (as reported in the then-most recent quarterly reported financial statements (or if not then publicly held, as certified by Tenant’s CFO pursuant to audited financial statements) prior to the applicable anniversary of the Commencement Date, twenty five percent (25%) of the original total of the Letter of Credit (including any Additional Allowance); .   All reasonable charges under the Letter of Credit are to be paid by the Landlord.

At any time that an Event of Default occurs, Landlord (or the beneficiary) shall in its discretion have the right and option to draw down the Letter of Credit to the extent reasonably necessary and apply the proceeds or any part thereof to any applicable amounts owed to Landlord.. The proceeds of the Letter of Credit remaining after application of funds, if applicable, shall be held by Landlord as a cash security deposit without interest accruing thereon and subject to being commingled with the security deposits of other tenants.  Landlord (or the beneficiary) shall also have the right to draw down the entire Letter of Credit in the event Landlord does not receive notice that the date of expiry of the Letter of Credit will be extended by the issuing bank and Tenant fails to obtain and present to Landlord at least twenty (20) days prior to the expiration of the Letter of Credit a substitute Letter of Credit.  If the Landlord partially draws down the Letter of Credit, Tenant shall, within thirty (30) days after Landlord gives Tenant notice thereof, cause the amount of the Letter of Credit to be restored to its original amount, or to substitute cash security instead.  The failure by Tenant to cause the Letter of Credit to be so restored within the foregoing time period shall be deemed a default pursuant to the Lease,and in addition to other remedies at law or equity, Landlord may, upon an additional five (5) business days’ written notice, at its option draw down the entire remaining portion of the Letter of Credit and keep the remaining amounts as a cash security deposit.    The Letter of Credit shall not in any way limit any liability of Tenant under the Lease, as hereby amended, nor shall the Letter of Credit be deemed to be “liquidated damages.”  If claims of the Landlord exceed the amount of the Letter of Credit, Tenant shall remain liable for the balance of such claims.

Tenant shall have the right to substitute one Letter of Credit for another if the substitute Letter of Credit meets the requirements of this Section 2 and is in form reasonably satisfactory to the Landlord.  In addition, Tenant shall substitute another Letter of Credit meeting the requirement of this Section 2 if the Bank which has issued the Letter of Credit becomes insolvent or the or letter of credit is void, unenforceable or uncollectible.

3.           Termination Option. Landlord hereby grants to Tenant an option (“Termination Option”) to terminate this Lease after the forty-second (42nd) month of the Lease (“Termination Effective Date”) subject to the following provisions.

(a)           Termination Notice.  The Termination Option shall be exercisable by Tenant by written notice (“Termination Notice”) to Landlord of Tenant's election to exercise the Termination Option, such notice to be received by Landlord on or before two hundred seventy (270) days prior to the Termination Effective Date. Effective on the date the Termination Notice is received by Landlord, all options granted pursuant to Paragraph 4 (“Expansion Option”) and Paragraph 5 (captioned Extension Option) below shall be deemed waived and of no further force or effect.

(b)           Termination Fee.  Tenant acknowledges and agrees that Landlord shall have expended broker commissions and tenant improvement allowances (the Allowance and Additional Allowance) (“Expenses”).  For purposes of clarification, the broker commissions for the initial Lease (but not amendments) shall be $154,224.00.   Therefore, in consideration of Landlord's agreement to allow the termination of this Lease, Tenant shall pay to Landlord an amount equal to the unamortized portion of all Expenses attributable to this Lease and any amendment(s) hereto (with interest accruing on such Expenses at the rate of nine percent (9%) per year and amortized on a straight-line basis) as may be reasonably calculated by Landlord (“Termination Fee”).  Such Termination Fee shall be paid by Tenant to Landlord one half as of the Termination Notice and one half as of thirty (30) days prior to the Termination Effective Date.  The Termination Fee shall not be deemed to be a penalty.  If the Termination Fee is not timely paid by Tenant to Landlord, the Termination Option shall lapse and Tenant shall have no right to terminate this Lease as provided herein.

(c)           Survival of Obligations.  In the event Tenant has satisfied the provisions of Subsection (a) and (b) above, then, as of the Termination Effective Date, all obligations of the parties shall cease and terminate in the same manner as upon expiration of the Term; provided, however, that Tenant shall remain liable hereunder for all obligations and liabilities which accrue under the Lease through the Termination Effective Date, including, without limitation, Tenant's obligation to pay Base Rent and Tenant's Share of Operating Expenses and Taxes through the Termination Effective Date.  Any such amounts not due and payable prior to the Termination Effective Date, but which relate to the period prior to the Termination Effective Date, shall be paid by Tenant to Landlord within ten (10) days of Tenant’s receipt of an invoice therefor from Landlord.

(d)           No Default.  Tenant may exercise the Termination Option only if Tenant is not in an Event of Default under any term or condition of this Lease.

4.           Expansion Option.

(a)           Expansion Space.  Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option (“Expansion Option”) to lease an additional approximately 10,000 rentable square feet of space adjacent to the Premises as depicted on the floor plan attached hereto and incorporated herein by this reference as Exhibit A (“Expansion Space”), on the same terms and conditions as set forth in this Lease, except as otherwise provided in this Section.  Upon the exercise of the Expansion Option, Tenant’s right to terminate this Lease pursuant to Section 3 above shall continue, but the Termination Fee shall be increased by the commissions, improvements and allowances paid for by Landlord under this Section 4.

(b)           Availability.  Tenant hereby acknowledges that the Expansion Option is contingent upon the Expansion Space being available at the time Landlord receives the Exercise Notice, as hereinafter defined; provided, however, that in the event Landlord desires to accept an a bona-fide written offer (“Third Party Offer”) to lease the Expansion Space or portion thereof from a third party, Landlord shall first notify Tenant of such intent to lease the Expansion Space or portion thereof, and Tenant shall have a five (5) business day period from the delivery of such notice by Landlord in which to give Landlord the Exercise Notice, as hereinafter defined.  If Tenant fails deliver the Exercise Notice within said five (5) day period, then Tenant’s rights under this Section shall be subject to the Expansion Space being available.

Notwithstanding the foregoing, in the event that the third-party offer is greater than 10,000 rentable square feet of space, then Tenant may not elect to take the space on the conditions set forth herein, but must elect by written notice within said five (5) business day period to accept all terms and conditions of the Third Party Offer.

(c)           Exercise Notice.  Tenant may exercise the Expansion Option by giving Landlord thirty (30) days' prior written notice (“Exercise Notice”) of its desire to lease the Expansion Space or portion thereof (“Exercise Notice Period”).  If the Exercise Notice is not received in the required time period, then the Expansion Option shall be deemed null, void and of no further force or effect.  The Exercise Notice shall set forth the applicable date on which Tenant shall commence its lease of the Expansion Space (“Expansion Commencement Date”), which date shall be on the first day of the calendar month following the sixtieth (60th) day following the date on which Landlord delivers the Premises to Tenant in the condition required herein, which date shall not be prior to the earlier of (i) the expiration of the thirty (30) day Exercise Notice Period or (ii) if applicable, establishment of the Market Rental Rate*. .

*During said period, Tenant may make its initial improvements to the Expansion Space, subject to insurance requirements and other requirements applicable to alterations as set forth in the Lease.

(d)           Configuration; Size.  The Exercise Notice shall also set forth Tenant's desired configuration and size of the Expansion Space, and, in the event that Tenant desires to lease less than all of the Expansion Space, the configuration and size of the Expansion Space shall be subject to Landlord's approval, at its sole discretion.  Hereinafter, the term “Expansion Space” shall be and shall mean the entire Expansion Space or portion thereof so approved by Landlord, as applicable.

(e)           Expansion Amendment.  After receipt of the Exercise Notice, Landlord and Tenant shall enter into an amendment (“Expansion Amendment”) of this Lease setting forth the Expansion Space.  Such Expansion Amendment shall provide that from and after the applicable date on which the Expansion Space is leased to Tenant (“Expansion Commencement Date”), this Lease shall be deemed modified as follows:

IF THE EXPANSION COMMENCEMENT DATE OCCURS ON OR BEFORE THE FIRST ANNIVERSARY OF THE COMMENCEMENT DATE, THEN:

(1)           the term “Premises” shall be deemed to include the Expansion Space;
(2)           the Monthly Base Rent payable for the Expansion Space shall be an amount determined by multiplying the number of rentable square feet in the Expansion Space times the applicable square foot rate for monthly Base Rent contained in the Basic Lease Provisions in effect from time to time during the Term;
(3)           Tenant's Proportionate Share shall be increased (from and after the Expansion Commencement Date) by a percentage equal to the actual number of rentable square feet in the Expansion Space divided by the number of rentable square feet in the Building;
(4)           Tenant shall accept the Expansion Space “as is” (subject to the same requirements with respect to the initial Premises set forth herein); and
(5)           Landlord shall contribute to the planning and construction of the initial alterations and improvements to such Expansion Space in an amount equal to the lesser of (i) $28.00 multiplied by the number of rentable square feet in the Expansion Space, the product of which shall be multiplied by a fraction, the numerator of which shall be the number of months between the Expansion Commencement Date and the Expiration Date and the denominator of which shall be sixty-six (66)  (which is the number of months in the Term), or (ii) the actual cost and expense of such initial alterations and improvements.

IF THE EXPANSION COMMENCEMENT DATE OCCURS AFTER THE FIRST ANNIVERSARY OF THE COMMENCEMENT DATE, THEN:

(1)           the term “Premises” shall be deemed to include the Expansion Space;
(2)           the Monthly Base Rent payable for the Expansion Space shall be an amount agreed upon by Landlord and Tenant (which the parties shall negotiate in good faith for a period not to exceed ten (10) business days, and if the parties shall fail to agree on an amount, then the Monthly Base Rent shall be the Market Rental Rate as determined in Rider Section 5 below);
(3)           Tenant's Proportionate Share shall be increased by a percentage equal to the actual number of rentable square feet in the Expansion Space divided by the number of rentable square feet in the Building;
(4)           Tenant shall accept the Expansion Space “as is”, unless otherwise agreed upon by the parties during the ten (10) business day period referenced in item (2) above.

Except as set forth above, the terms and conditions of this Lease as they apply to the Premises shall govern Tenant's lease of the Expansion Space.

(f)           Not Transferable.  Tenant acknowledges and agrees that the Expansion Option granted herein shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests hereunder, other than a Permitted Transfer, prior to the exercise of Expansion Option, such option shall lapse.

(g)           No Default.  Tenant may exercise the Expansion Option, and an exercise thereof shall be effective, only if at the time of Tenant's exercise of the Expansion Option and on the Expansion Commencement Date (i) this Lease is in full force and effect, and (ii) Tenant is not in default beyond any applicable notice and cure period.

(h)           Subordination.  Tenant's Expansion Option granted hereunder shall be subordinate to any and all existing rights or interests conferred to other tenants for all or a portion of the Expansion Space, as contained in any lease, or otherwise, in effect on the date of execution of this Lease including, without limitation, (i) options or rights regarding renewal, extension or expansion, (ii) subleases and (iii) assignments.

5.           Extension Option. Tenant shall have the right and option to extend this Lease for one (1) consecutive period of five (5) years under the same terms and conditions as stated in the Lease (the “Extension Option”), with the exceptions that (a) no further extension options shall exist and (b) monthly rental for such extension term shall be based on the then prevailing “Market Rental Rate” as determined by Landlord in good faith based on the annual amount per rentable square foot that Landlord has accepted in current transactions between non-affiliated parties from new, non-expansion, non-renewal and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use for a comparable period of time ("Comparable Transactions") in the Building, or if there are not a sufficient number of Comparable Transactions in the Building, what a comparable landlord of a comparable building in the vicinity of the Building with comparable vacancy factors would accept in Comparable Transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant's liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, which would be payable by Landlord in similar transactions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

Tenant may reject the Extension Option granted herein within ten (10) days following Tenant's receipt of Landlord’s determination of the prevailing market rental.  The Extension Option shall be exercisable by Tenant, if at all, only by timely delivery to Landlord of written notice of election on or before six (6) months prior to the expiration of the then current Lease Term, but no earlier than nine (9) months prior to the expiration of the then current Lease Term.  The option herein granted shall be deemed to be personal to Tenant, and if Tenant subleases any portion of the Premises or otherwise assigns or transfers any interest thereof to another party, other than a Permitted Transfer, such option shall lapse.  In the event that Tenant is in default of any term or condition of the Lease beyond any applicable notice and grace period, then there shall be no extension of this Lease as provided herein. If Tenant desires to continue with the extension, but objects to the Market Rental Rate determined by Landlord, then Tenant must object to the same within said ten (10) day period.  No later than ten (10) days thereafter, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Market Rental Rate applicable to the Premises.  If Landlord and Tenant have not agreed upon the Market Rental Rate applicable to the Premises within five (5) days, then Landlord and Tenant shall attempt to agree, in good faith, upon a single broker not later than fifteen (15) business days following Landlord’s receipt of the Extension Notice who shall determine the Market Rental Rate for the Premises.  If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint one broker not later than twenty (20) business days following Landlord’s receipt of the Extension Notice.  Not later than twenty-five (25) business days following Landlord’s receipt of the Extension Notice, the two appointed brokers shall appoint a third broker.  If either Landlord or Tenant fails to appoint a broker within the prescribed time period, the single broker appointed shall determine the Market Rental Rate.  If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the Market Rental Rate.  If a single broker is chosen, then such broker shall determine the Market Rental Rate applicable to the Premises.  Otherwise, the Market Rental Rate shall be the arithmetic average of two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded.  Landlord and Tenant shall instruct the brokers to complete their determination of the Market Rental Rate not later than forty-five (45) days following Landlord’s receipt of the Extension Notice.  Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the single or third broker if applicable.  Each broker shall have at least five (5) years' experience in the leasing of similar commercial buildings in the submarket in which the Building is located and shall be a licensed real estate broker.

6.           Signs.  Landlord will permit Tenant to place its signage on the south exterior and the northeast exterior (either East end cap or North end cap, as mutually agreed in good faith) of the Building.  All costs associated with the fabrication, installation, maintenance, removal and replacement of Tenant's signage shall be the sole responsibility of Tenant.  Tenant shall maintain such signage in good condition and repair.  Tenant shall remove such signage and repair any damage caused thereby, at its sole cost and expense, upon the expiration or sooner termination of the Lease.  The color, content, size and other specifications of any such signage shall be in accordance with the terms and conditions of the Lease, and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Further, Tenant shall ensure that all signage complies with any and all applicable local zoning codes and building regulations, as well as any and all sign criteria for Stonelake 6.

EXHIBIT A

Building:	Stonelake 6

Address:	11000 North Mopac Expressway, Suite 100, Austin, Texas 78749-5428

Legal Description:	[Lot 2, Block A, Stonelake Office Park]

EXHIBIT A-1

[Site Plan Showing Premises and Expansion Space]

EXHIBIT B

WORK LETTER
PLANS TO BE AGREED UPON/
FINISH ALLOWANCE

This is the Work Letter referred to in and specifically made a part of the Lease to which this Exhibit B is annexed, covering the Premises, as more particularly described in the Lease.  Landlord and Tenant agree as follows:

1.           Defined Terms.  The following defined terms shall have the meaning set forth below and, unless provided to the contrary herein, the remaining defined terms shall have the meaning set forth in the Lease:

Landlord's Representative:	Trammell Crow Company

Tenant's Representative:	Jeff Musgrove (jmusgrove@AmericanRealty.com )

Tenant's General Contractor:	To be engaged by Tenant, subject to Landlord’s prior written approval.

Allowance:
The lesser of (a) One Million Fifty-Eight Thousand Four Hundred and No/100ths Dollars ($1,058,400.00) (i.e., $28.00 per rentable square foot of space within the Premises) or (b) Tenant Improvements Costs, as defined below. To the extent that the Allowance is inadequate to cover the cost of the initial Tenant Improvements as set forth in this Work Letter, Tenant shall have the right to receive from Landlord up to an additional $189,000.00 (i.e., $5.00 per rentable square foot of space) (“Additional Allowance”), which Additional Allowance (or so much thereof as is used) shall be amortized over the initial Term with interest thereon at the fixed rate of 9.00% per annum and added to the Base Rent.  In the event of a monetary default beyond any applicable notice and cure period, the outstanding balance of the Additional Allowance shall become fully liquidated and immediately due and payable.  Wherever referenced, the term “Allowance” shall be deemed to include the Additional Allowance.

Space Plan:
To be prepared by Tenant and subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord acknowledges and agrees that Landlord has approved the preliminary Space Plan attached hereto as Exhibit B-1.

Construction Management Fee:
One percent (1%) of the actual costs paid to the general contractor (including contractor fees), not to exceed one percent (1%) of the Allowance plus that portion of the Additional Allowance that is actually used, which shall be deducted from the Allowance.

2.           Tenant Improvements.  The term “Tenant Improvements” shall mean the interior walls, partitions, doors, door hardware, wall coverings, wall base, counters, lighting fixtures, electrical, plumbing and telephone wiring, cabling for computers, metering and outlets, ceilings, floor and window coverings, HVAC system, fire sprinklers system, and other items of general applicability that Tenant desires to be installed in the interior of the Premises (which are not otherwise the obligation of Landlord pursuant to the Lease).  The term “Tenant Improvement Costs” shall mean the following:

(i)	Architect and engineer fees, and the fees of any consultant engaged by Tenant in connection with Tenant’s design and/or construction of the Tenant Improvements;
(ii)	Plan check, permit and license fees relating to the Tenant Improvements;
(iii)	Cost of construction of the Tenant Improvements, including costs of carpets and floor coverings;
(iv)
Cost of any changes in the base, shell and core not otherwise required to be made by Landlord under the Lease, to include all architectural and/or engineering fees and expenses incurred in connection therewith

(v)	Cost of any changes to the Drawings or Tenant Improvements required by Laws; and
(vi)	Sales and use taxes in connection with the construction of the Tenant Improvements;

3.           Performance of Tenant’s Work.

(a)           General.  Tenant shall timely commence and diligently prosecute to full completion Tenant's Work in accordance with the Drawings.  The parties agree that no demolition work shall be commenced on the Premises until such time as Tenant has provided to Landlord a copy of the demolition permit or other authorization of the City of Austin as required to be obtained from all applicable governmental authorities.  The parties agree that, other than demolition, no Tenant’s Work shall commence until such time as Tenant has provided to Landlord a copy of the building permit required to be obtained from all applicable governmental authorities.  All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the Term or during the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord's negligence or willful or criminal misconduct.

(b)           Demising. The parties acknowledge that the Premises shall be a portion of the Building, and that heretofore the Building has not been partitioned into separate tenant spaces.  Landlord acknowledges and agrees that Tenant shall only be required to install drywall on its side of the demising wall, and only be required to separate electrical and mechanical services to the extent required for the Premises, all at Tenant’s sole cost and expense (subject to reimbursement through the Allowance).

4.           Drawings.  Tenant shall engage the services of a licensed architect to prepare a space layout, drawings and specifications for all Tenant Improvements, which architect shall be subject to Landlord's reasonable approval (the “Architect”).  The following Architect is hereby approved:  Kampfe/ de Stjl, Inc.  Tenant shall devote such time in consultation with Tenant's architect as shall be necessary to enable Tenant's architect to develop complete and detailed architectural, mechanical and engineering drawings and specifications, as necessary, for the construction of Tenant Improvements, showing thereon all Tenant Improvements substantially in accordance with the Space Plan (“Drawings”). Tenant hereby acknowledges and agrees that it is Tenant's sole and exclusive responsibility to cause the Tenant Improvements and the Drawings to comply with all applicable laws, including the Americans with Disabilities Act and other ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction thereof.

5.           Landlord's Approval.   Tenant shall submit to Landlord complete and final Drawings for Tenant Improvements in the form of two sets of Drawings.  The Drawings shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld.  If Landlord should disapprove such Drawings, Landlord shall specify in writing to Tenant the reasons for its disapproval and Tenant shall cause the same to be revised to meet the Landlord and Tenant's mutual reasonable satisfaction and shall resubmit the same to Landlord, as so revised, on or before the applicable Time Limit set forth below.  Landlord shall approve or reject any requests within five (5) business days, unless a third party professional, such as an architect, engineer or surveyor is required for the review process, in which event such Landlord will diligent prosecute such review process and keep Tenant informed of the any timing issues.

6.           Changes.  Tenant may request reasonable changes in the Drawings; provided, however, that (a) no change shall be made to the Drawings without Landlord's Representative's prior written approval, which approval shall not be unreasonably withheld or delayed; (b) no such request shall effect any structural change in the Building or otherwise render the Premises or Building in violation of applicable laws; (c) Tenant shall pay any additional costs required to implement such change, including, without limitation, loss of rents, architecture and other consultant fees, and increases in construction costs; and (d) such requests shall constitute an agreement by Tenant to any delay in completion caused by Landlord's timely reviewing, and processing such change.  If Tenant requests or causes any change, addition or deletion to the Premises to be necessary after approval of the Drawings, a request for the change shall be submitted to Landlord's Representative, accompanied by revised plans prepared by Tenant's architect, all at Tenant's sole expense.

7.           Tenant's Work.  It is understood and agreed by the parties that, as hereinafter set forth, Tenant shall select a general contractor (“General Contractor”) and arrange for the construction and installation of Tenant Improvements itself in a good and workmanlike manner (“Tenant's Work”).  On or before the applicable Time Limit set forth below, Tenant shall submit to Landlord the name of the General Contractor, for Landlord's approval, which approval shall not be unreasonably withheld. .  If Landlord shall properly reject any General Contractor, Landlord shall advise Tenant of the reason(s) in writing and, Tenant shall choose another General Contractor.  The following General Contractors are hereby approved:  Trimbuilt Construction, and Spaw Maxwell,.  Tenant shall notify Landlord of its estimate of the Tenant Improvement Costs.

8.           Tenant's Construction of Tenant Improvements.

(a)           Payment; Landlord shall post and serve notices of non-liability in accordance with applicable laws.  In the event any lien is filed against the Building or any portion thereof or against Tenant's leasehold interest therein, the provisions of Article 9 shall apply.

(b)           Indemnity.  Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord and Tenant) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from Tenant's Work.  Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Building or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the construction of Tenant Improvements.

(c)           Contractors.  The General Contractor employed by Tenant and any subcontractors thereof shall be (i) duly licensed in the state in which the Premises are located,.  On or before ten (10) business days prior to the commencement of any construction activity in the Premises, Tenant shall obtain and provide Landlord with certificates evidencing Workers' Compensation, public liability and property damage insurance in amounts and forms specified in an attachment to this Work Letter.    Tenant's agreement with its General Contractor shall require such contractors to provide daily clean up of the construction area to the extent such clean up is necessitated by the construction of Tenant Work, and to take reasonable steps to minimize interference with other tenants' use and occupancy of the Building.  Nothing contained herein shall make or constitute Tenant as the agent of Landlord.  Tenant and Tenant's contractors shall comply with any other reasonable rules, regulations or requirements that Landlord may impose.

(d)           Use of Common Areas.  During the construction period, Tenant shall ensure that all trash and construction debris in the Building and all common areas and the Premises are removed on a regular basis and that the Tenant’s Work does not adversely impact safety in such areas at all times.  After hours construction activities by Tenant shall require reimbursement to Landlord for its costs for after-hours supervision, which amount shall be in addition to the Construction Management Fee.  Further, all construction activities shall be conducted so as to use reasonable efforts to minimize interference with the use and occupancy of the Building by the tenants thereof.  Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease.

(e)           Assumption of Risk.  All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises pursuant to the provisions of this Work Letter before the commencement of the Term or throughout the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord or such other party's negligence or willful or criminal misconduct.

9.           Start Date.   Tenant shall not be allowed access to the Premises to commence construction of Tenant Improvements until such time as Tenant has provided to Landlord copies of the demolition permit(s) or valid authorization by the City of Austin and the contractors meeting all of Landlord’s insurance requirements (the “Construction Entry Date”).  Except as may be otherwise specifically provided for herein, in all instances where either Tenant's or Landlord's approval is required, if no written notice of disapproval is given within the applicable Time Limit, at the end of such period the applicable party shall be deemed to have given its approval and the next succeeding time period shall commence.  Any delay in any of the foregoing dates (including any “re-do”, continuation or abatement of any item due to Tenant's or Landlord's disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time.

10.        Allowance.  Landlord shall pay all Tenant Improvement Costs in an amount not to exceed the Allowance.  If the final costs for Tenant's Work exceed the Allowance (“Excess Costs”), those Excess Costs shall be paid by Tenant following full disbursement by Landlord of the Allowance.  Provided this Lease is in full force and effect and Tenant is not in Default hereunder beyond any applicable notice and grace period, Landlord shall pay Allowance to Tenant consistent with the terms and conditions of this Section.  Prior to, during and following Tenant’s Work, as the case may be, Landlord shall make monthly disbursements of the Allowance as follows:

(i)
On or before the twenty fifth (25th) day (the “Submittal Date”) of each calendar month commencing with the first calendar month following the execution of the contract with the General Contractor, the General Contractor or Tenant shall deliver to Landlord (a) a request for payment (“Draw Request”); (b) invoices from all contractors, consultants, materialmen, laborers and suppliers directly retained by Tenant for Tenant’s Work for the applicable payment period (which are covered by the Request for Payment); and (c) executed conditional mechanic’s lien releases from subcontractors and other parties (who have potential mechanics’ liens rights under applicable law), for all work requested to be paid; and (d) unconditional lien releases, if applicable, for all Tenant’s Work paid for from the Allowance on any prior Draw Request.  Landlord’s receipt of the Draw Request shall be deemed to constitute Tenant’s authorization for Landlord to disburse the amounts requested to General Contractor and to deduct such amounts from the Allowance.

(ii)
On or before ten (10) days after Landlord’s receipt of a Draw Request (the “Payment Date”), and provided Landlord receives the items set forth in clauses (a) – (d) above, Landlord shall deliver a check to Contractor or Tenant, as directed by Tenant, in payment of the lesser of (A) the amounts so requested less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining portion of the Allowance (not including an amount equal to the Final Retention).

(iii)
Checks for the Final Retention payable to General Contractor shall be delivered by Landlord, as directed by Tenant, to Tenant or the General Contractor within thirty (30) days following submission by Tenant of:  (a) “as-built” drawings showing all of Tenant Improvements, (b) a detailed breakdown of Tenant's final and total construction costs, together with receipted invoices showing payment thereof, (c) a certified, written statement from Tenant's architect that all of Tenant Improvements has been completed in accordance with the Drawings, (d) all required AIA forms, supporting final lien waivers, and releases executed by the architect, General Contractor, the major subcontractors and all subcontractors and suppliers in connection with Tenant Improvements who by law have potential mechanic’s lien rights), (e) a copy of a certificate of occupancy or amended certificate of occupancy required with respect to the Premises, if applicable, together with all licenses, certificates, permits and other government authorizations necessary in connection with Tenant Improvements and the operation of Tenant's business from the Premises, and (f) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this Work Letter and has satisfactorily completed Tenant Improvements, including, at Landlord's option, a certificate from Landlord's construction manager after inspection of Tenant Improvements (“Final Retention Draw Request”).  Upon Landlord's receipt and approval of the Final Retention Draw Request, Landlord shall pay the balance of Allowance less the Construction Management Fee.  Payment by Landlord shall be made within thirty (30) days, unless Landlord in good faith notifies Tenant, in writing, of its dispute (and the reasons therefor) of any or all of the Final Retention Draw Request.  To the extent Landlord does not so reject any portion of said Final Retention Draw Request, Landlord shall timely pay such acceptable portion of the Final Retention Draw Request.

10.           Substantial Completion.  Tenant Improvements shall be deemed substantially complete when all work called for by the Drawings has been finished and the Premises is ready to be used and occupied by Tenant, even though minor items may remain to be installed, finished or corrected and a certificate of occupancy has been issued (“Substantial Completion Date” or the “Date of Substantial Completion”).  Tenant shall cause the contractors to diligently complete any items of work not completed when the Premises are substantially complete.  In the event of any dispute as to substantial completion of Tenant Improvements, the statement of Landlord's construction manager shall be conclusive.  Substantial completion shall have occurred notwithstanding punch list items.

11.           Tenant's Representative.  Tenant has designated Tenant's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.  Tenant shall not change Tenant's Representative except upon prior written notice to Landlord.

12.           Landlord's Representative.  Tenant acknowledges that neither Tenant's architect nor any contractor engaged by Tenant is Landlord's agent and neither entity has authority to enter into agreements on Landlord's behalf or otherwise bind Landlord.  Landlord has designated Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter.  Landlord shall not change Landlord's Representative except upon notice to Tenant.

13.           No Representations or Warranties.  Notwithstanding anything to the contrary contained in the Lease or herein, Landlord's participation in the preparation of the Drawings, the cost estimates for Tenant and the construction of Tenant Improvements and/or Tenant Improvements shall not constitute any representation or warranty, express or implied, that (i) the Drawings are in conformity with applicable governmental codes, regulations or rules or (ii) Tenant Improvements, if built in accordance with the Drawings, will be suitable for Tenant's intended purpose.  Tenant acknowledges and agrees that Tenant Improvements are intended for use by Tenant and the specification and design requirements for such improvements are not within the special knowledge or experience of Landlord.  Landlord's obligations shall be to review the Drawings; and any additional cost or expense required for the modification thereof to more adequately meet Tenant's use, whether during or after construction thereof, shall be borne entirely by Tenant.

14.           Incorporation.  This Work Letter is incorporated in the Lease; and all of the terms and provisions of the Lease are incorporated herein by this reference.

[Remainder of Page Intentionally Left Blank]

EXHIBIT B-1

EXHIBIT C

[Intentionally Omitted]

EXHIBIT D

Building Rules and Regulations

The following rules and regulations shall apply to the Premises, the Building, the Land and the appurtenances thereto.  In the event of any conflict between these rules and regulations and the terms and conditions of the Lease, the terms and conditions of the Lease shall control:

1.
Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.
Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant, and Landlord will not in any case be responsible therefor.

3.
No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.  No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require.  Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant from the time of entering the property to completion of work and Landlord will not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

5.
Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require.  All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

6.
Nothing shall be swept or thrown into the corridors, halls, or stairways.  No birds, pets or animals shall be brought into or kept in, on or about any tenant’s Premises.  No portion of any tenant’s Premises or the Building shall at any time be used or occupied as sleeping or lodging quarters.

7.	Tenant shall cooperate with Landlord’s employees in keeping its leased Premises neat and clean.

8.
Tenant shall not make or permit any improper, objectionable or unpleasant noises or orders in the Building or otherwise interfere in any way with other tenants or persons having business with them.  Smoking of cigarettes, cigars, and all tobacco products is prohibited on the Land and in the Building or Premises, except for locations specifically designated in Exhibit A-1 or the Space Plan.

9.
No machinery of any kind (other than normal office equipment or equipment required by Tenant’s electronic parts assembling, staging and testing) shall be operated by any tenant in the Premises without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance other than reasonable amounts of solvents and the like incidental to Tenant’s electronic parts assembling, staging and testing.

10.	Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s Premises or public or common areas or Parking Areas.

11.
All tenants will refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services.  This provision will apply to all work performed in the Building including but not limited to installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrance ways, and any and all installations of every nature affecting floors, walls, woodwork, trim, window, ceilings, equipment and any other physical portion of the Building.

12.
Should a tenant require telegraphic, telephonic, enunciator or other communication service, other than as part of the initial Tenant Improvements pursuant to the Work Letter attached to the Lease, which shall be approved as part of the Space Plan approval, Landlord will direct the electrician where and how wires are to be introduced and placed and none will be introduced or placed except as Landlord will direct.  Electric current will not be used for heating without Landlord’s prior written permission.

13.	No vehicles(s) will be left in the Parking Areas for more than a forty-eight (48) hour period without the Landlord’s prior written consent. No outside storage is permitted.

14.	Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises, Building, or Land.

15.
Tenant shall keep door to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage.  Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Premises or the Building of any person.  In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Building during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Building and property or persons therewith.

16.
All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises.  Landlord may at all times keep a pass key to the Premises.  All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

17.
Except arising out of Tenant’s Permitted Use of the Premises and as otherwise expressly permitted in the Lease, Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any inflammable, explosive, or hazardous materials without written consent of Landlord.

18.
Landlord reserves the right to rescind any of these Rules and Regulations and to make such other further Rules and Regulations as in its judgment will from time to time be needful for the safety, protection, care and cleanliness of the Premises, Building, and the Land the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which Rules and Regulations, when made and written notice thereof if given to a tenant, will be binding upon it in like manner as if originally set forth herein.

EXHIBIT E

[Sign and Lettering]

[To be delivered by Landlord to Tenant, and as may be updated from time to time, upon prior written notice to Tenant]

EXHIBIT F

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated.  Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant.  After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), within 30 days following written request from Landlord, however no more than twice per calendar year (unless the most recent information has materially changed and Tenant determines that new information needs to be provided to Landlord more frequently) in accordance with the provisions of Section 26 of the signed Lease Agreement, upon Landlord’s request, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each subsequent certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord’s requirement to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas.  Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement.  Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord Name:	Principal Life Insurance Company, an Iowa corporation

PRINCIPAL LIFE INSURANCE COMPANY
801 Grand Ave.
Des Moines, Iowa 50392-1370
Attn: Commercial Real Estate Equities, Central States Region

With a copy to:

Trammell Crow Company
P.O. Box 2176
Austin, Texas 78768-2176
Attn: Property Manager of 4030 West Braker Lane
Name of (Prospective) Tenant:	Crossroads Systems, Inc. 11000 North Mopac Expressway, Suite 100 Austin, TX 78749-5428

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s)

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted.  Existing Tenants should describe any proposed changes to ongoing operations.  (Attach additional sheets if necessary).

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS OR TOXIC MATERIALS

2.1
Will any Hazardous or Toxic Materials be used ☐, generated ☐, stored E or disposed of ☐ in, on or about the Premises? (Note: Generally all storage will be required to be fully contained).  Existing Tenants should describe any Hazardous or Toxic Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☐

Chemical Products	Yes ☐	No ☐

Other	Yes ☐	No ☐

If yes is marked attach all MSDS's and please explain:  (MSDS's Attached ☐)

2.2
If yes is marked in Section 2.1, attach a list of any Hazardous or Toxic Materials to, be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of each such Hazardous or Toxic Materials at any given time; estimated annual throughout; the proposed location(s) and method of storage, including container sizes and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed locations) and method of disposal for each Hazardous or Toxic Material, including, the estimated frequency, and the proposed contractors or subcontractors.  Existing Tenants should attach a list setting forth the information requested above such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year's certificate.  Attach a Site Plan indicating all storage areas - (Attached ☐).

3.	STORAGE TANKS AND SUMPS

3.1
Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous or Toxic Material in tanks or sumps proposed in, on or about the Premises?  Existing Tenants should describe any such actual or proposed activities, including any required SPCC Plan.

Yes ☐                                No ☐

If Yes, please explain:

4.	WASTE MANAGEMENT

4.1	(a) Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐                                No ☐

Describe RCRA status:

(b)	Has your company been issued a solid waste registration number?

Yes ☐                                No ☐

Describe status:

4.2	Has your company filed a biannual or quarterly report as a hazardous waste generator?

Yes ☐                                No ☐

If yes, attach a copy of the most recent report filed. (Attached ~).

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

_____ storm drain?	_____ sewer?
_____ surface water?	_____ facility treatment plant?
_____ grounds	_____ no wastewater or other
(i.e., compressor blow-down)         wastes discharge ([Existing Tenants should indicate any actual discharges.  If so, describe the nature of any proposed or actual discharges). (Note: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord).

6.	AIR DISCHARGES

6.1
Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored?  Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐                                No ☐

If yes, please explain:

6.2
Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit?  Existing Tenants should specify any such equipment being operated in, on or about the Premises.

_____ Spray booth(s)	_____ Incinerator(s)
_____ Dip tank(s)	_____ Drycleaning
_____ Drying oven(s)	_____ Other (please describe)
_____ No Equipment Requiring Air Permits

If yes, please explain:

6.3	Do any of your operations generate an obvious odor:

Yes ☐                                No ☐

7.	HAZARDOUS OR TOXIC MATERIALS DISCLOSURES

7.1
Has your company prepared or will it be required to prepare a Hazardous or Toxic Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies' requirements.  Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐                                No ☐

If yes, attach a copy of the Management Plan.  Existing Tenants should attach a copy of any required updates to the Management Plan.

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1
With respect to Hazardous or Toxic Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as a PRP or has your company received requests for information, notice or demand letters (cited in violation of any environmental regulation), or any other inquiries regarding its operations?  Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐                                No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents.  Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 26 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐                                No ☐

If yes, describe any such lawsuit and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord.  Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 26 of the signed Lease Agreement.

8.3
Have there been any problems or complaints from past or current landlords, adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety or odor concerns?  Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owner; or other neighbors at, about or near the Premises.

Yes ☐                                No ☐

If yes, please describe.  Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed lease.

9.	PERMITS AND LICENSES

9.1
Attach copies of all Hazardous or Toxic Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals.  Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit.  The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 26 of the Lease Agreement.  The undersigned further acknowledges and agrees that the Landlord and its partners, lender; and representatives may, and will, rely upon the statements, representations, warranties, and certification is made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.  I, ______________________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) Tenant:

CROSSROADS SYSTEMS, INC.,
a Delaware corporation

By:
Title:
Date:

EXHIBIT G

FORM OF LETTER OF CREDIT

IRREVOCABLE CLEAN LETTER OF CREDIT

DATE OF ISSUE: _____________, 20__	CREDIT NUMBER:
DATE AND PLACE OF EXPIRY:
___________ AT OUR COUNTERS
BENEFICIARY:
PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account
C/o Principal Real Estate Investors, LLC
Department H137 – MRI #006810
801 Grand Avenue
Des Moines, Iowa  50392
Attn:  Operations Manager
APPLICANT: ________________________________ ________________________________ ________________________________

UP TO AN AGGREGATE AMOUNT OF ____ HUNDRED ______________ THOUSAND AND NO/100THS DOLLARS ($______________________.00)

DEAR SIRS:

BY ORDER OF OUR CLIENT, ________________________________, WE HEREBY OPEN OUR CLEAN IRREVOCABLE LETTER OF CREDIT NO. _______________ IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE ________ HUNDRED ________________ THOUSAND AND NO/100THS DOLLARS ($_______________.00) EFFECTIVE IMMEDIATELY.

FUNDS UNDER THIS CREDIT ARE AVAILABLE TO YOU AGAINST YOUR DRAFT ON US MENTIONING THEREON “DRAWN UNDER ________________ BANK, [CITY], [STATE], LETTER OF CREDIT NO. ____________.”  A SIGHT DRAFT SUBMITTED TO US BY BENEFICIARY IS TO BE ACCOMPANIED BY A CERTIFICATE FROM BENEFICIARY STATING THAT BENEFICIARY HAS THE RIGHT TO DRAW UPON THIS LETTER OF CREDIT BASED UPON THE TERMS OF THE LEASE DATED ___________________________.  WE AGREE TO PAY ANY SIGHT DRAFT AND TO GIVE NOTICE OF DISCREPANCIES ON THE DATE OF PRESENTATION AND, FURTHER, WE WAIVE ANY RIGHT TO WAIT SEVEN BANKING DAYS PURSUANT TO ARTICLE 13(B) OF THE ICC UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION).

THIS LETTER OF CREDIT SHALL EXPIRE __________, 20___, HOWEVER, IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED, FROM TIME TO TIME, WITHOUT AMENDMENT, FOR ONE YEAR FROM THE EXPIRY DATE HEREOF AND FROM EACH AND EVERY FUTURE EXPIRY DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY EXPIRY DATE WE SHALL NOTIFY YOU BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY OR IN ONE OR MORE PORTIONS TO ANY TRANSFEREE OR TRANSFEREES WHO SHALL BE IDENTIFIED IN YOUR WRITTEN TRANSFER REQUEST, ISSUED SUBSTANTIALLY IN THE FORM ATTACHED.  UPON PRESENTATION OF YOUR WRITTEN TRANSFER REQUEST AND THIS LETTER OF CREDIT ACCOMPANIED BY OUR TRANSFER FEES IN THE AMOUNT OF USD $100.00, WE SHALL FORTHWITH ISSUE OUR IRREVOCABLE ADVICE OF TRANSFER TO THE DESIGNATED TRANSFEREE OR TRANSFEREES FOR THE UNUSED PORTION HEREOF.  EACH ADVICE OF TRANSFER ISSUED UPON SUCH TRANSFER MAY BE SUCCESSIVELY TRANSFERRED IN THE SAME MANNER.

WE HEREBY IRREVOCABLY ENGAGE WITH YOU THAT THOSE DRAFTS AND/OR DOCUMENTS DRAWN IN CONFORMITY WITH THE TERMS OF THIS CREDIT WILL BE FULLY HONORED ON PRESENTATION TO:  _____________
[INSERT ADDRESS OF BANK]_____________

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS DOCUMENTARY CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (“UCP”).

VERY TRULY YOURS,

BY:		BY:
	AUTHORIZED SIGNATURE		AUTHORIZED SIGNATURE

ANNEX A

INSTRUCTIONS FOR TRANSFER OF LETTER OF CREDIT NO. _____________

[Name of Bank]                                                                           Date:

We enclose the original of Letter of Credit No. __________ issued to us.  As the beneficiary of the Letter of Credit, we hereby irrevocably transfer to:

[name of transferee]

[address]

all of our rights to draw up to an aggregate sum of $_______________ under the Letter of Credit, subject to the same terms and conditions.

By this transfer, all of our rights in such Letter of Credit are transferred to the transferee [up to the amount above] and the transferee shall have the sole rights as beneficiary thereof.  Any amendments hereafter made to the Letter of Credit need not be advised to or approved by us before being advised to the transferee.

Please notify the transferee, in such form as you deem appropriate, of the terms and conditions of the Credit as transferred, by _____________ [indicate mail or special courier].

I hereby certify that I am duly authorized to execute this Instruction.

[NAME OF BENEFICIARY OF LOC]

By:
Name:
Title: